LOAN AND SECURITY AGREEMENT

Table of Contents

Preamble
Background
1.     Definitions
2.     Advances
2.1.  Advance Requests
2.2.  Advance Disbursements
2.3.  Use of Advances
2.4.  Interest
2.5.  Repayment of Advances
2.6.  Payments
2.7.  Prepayments
2.8.  Duration
3.     Deliveries and Conditions
3.1.  Conditions and Deliveries to the Effectiveness of this Agreement
3.2.  Conditions and Deliveries for Advances
4.     Security Interest
4.1.  First Priority Lien - Fiduciary Rights through Garantía Mobiliaria
4.2.  Equity Pledge Agreement
4.3.  Asset Pledge Agreement - Helios and Subsidiaries
4.4.  Assignment of Accounts Receivable
4.5.  Perfection and Registration of Security Interests
4.6.  Enforcement of Security Interests
4.7.  Step-In Rights
4.8.  Secured Promissory Note and Letter of Instructions
5.     Representations, Guarantees, and Covenants
5.1.  Helios Representations
5.2.  Affirmative Covenants
5.3.  Negative Covenants
5.4.  Financial Covenants
6.     Rights and Remedies
6.1.  Rights and Actions Upon Default
6.2.  Actions Upon Payment Default Due to Governmental Delays
6.3.  Unconditional Nature of Obligations
6.4.  Cure Periods
6.5.  Reinstatement of Obligations
6.6.  Legal Claims and Reassignment of Collateral
7.     Payments Free and Clear of Taxes
8.     General Provisions
8.1.  Successors and Assigns
8.2.  Notices
8.3.  USA Patriot Act Notice
8.4.  Entire Agreement; Amendments
8.5.  Waiver
8.6.  Indemnification
8.7.  Attorneys' Fees
8.8.  Governing Law
8.9.  Arbitration/Consent to Jurisdiction
8.10.               Defenses
8.11.               Waiver of Presentment
8.12.               Severability
8.13.               Counterparts
Signature Page
Schedules:
Schedule 1 - Advance Request Form
Schedule 2 - Approved EPC Contractors
Schedule 3 - Existing Subsidiaries
Schedule 4 - Existing Corporate Debt
Schedule 5 - Real Property and Collateral Ownership
Schedule 6 - Contracts and Obligations
Schedule 7 - Tax Liabilities
Schedule 8 - Project Information
Schedule 9 - Related Party Transactions
Schedule 10 - Permits and Approvals
Schedule 11 - Bank Accounts

LOAN AND SECURITY AGREEMENT

Preamble

This LOAN AND SECURITY AGREEMENT, dated as of January [--], 2025 (this "Agreement"), is made by and among: Energea Portfolio 5 LATAM LLC, a Delaware limited liability company (hereinafter referred to as the "Energea"); and Helios Energía S.A. E.S.P., a Colombian utility services provider company (hereinafter referred to as the "Helios") (collectively referred to as the "Parties").

Background
Helios is a Colombian utility services provider company that specializes in providing solar energy services to households that are not connected to the energy grid in remote parts of Colombia. They sign up households who desire subsidized electricity ("Subscribers"), manage the construction of small solar and battery systems ("Projects"), manage customer service and maintain the installations on an ongoing basis ("O&M"). In exchange for these services, Helios is compensated directly by the Colombian government to recover the cost of installing and maintaining the solar systems, plus a profit.

Energea is a retail investment platform that raises capital and manages investments in renewable energy projects and companies.

Under the Agreement, Energea intends to make a series of 15-year loans to Helios so that it can install 40,000 additional Projects ("Advances"). As the Projects are completed, they will be registered with Superintendencia de Servicios Públicos Domiciliarios ("SSPD") and will entitle Helios to additional government payments. Helios will first use the cash flow from the Projects to service principle and interest owed to Energea, then use the remaining amount to sustain and grow their business.

To support its obligations under this Agreement, Helios will establish a trust under Colombian law, to be named "Fideicomiso Helios Energea" (the "Trust"). The Trust will act as a fiduciary entity represented by a trustee ("Trustee"), appointed in consultation with Energea. The Trust will receive and allocate Advances, and administer revenue generated from Projects, prioritizing repayment obligations to Energea.

For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Energea and Helios agree to the following terms and conditions:

1      Definitions

1.1  "Accounts Receivable" means any and all accounts receivable, including those of Helios and its Subsidiaries, all revenue from the Projects, whether due or to become due, and any other monetary rights or entitlements directly tied to the Projects, including future cash flows or contingent revenues.

1.2  "Advances" means each advance made by Energea to the Trust or Helios during the Borrowing Period under this Agreement, provided that the maximum aggregate principal amount of all Advances shall not exceed the Maximum Advance Aggregate Amount. "Advances" means all Advances collectively. Advances include the following categories:

1.2.1      "EPC Advances" has the meaning set forth in Section 2.2.1.

1.2.2      "Working Capital Advances" has the meaning set forth in 2.3.2.

1.3  "Advance Maturity Date" means the fifteenth anniversary of the date of each Advance.

1.4  "Advance Request" means the advance request in the form attached hereto as "Schedule 1 - Advance Request Form" and described in Section 2.1.

1.5  "Affiliate" means, with reference to a specified Person: (a) any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person, or (b) any Person that is an officer, general partner, managing member, manager, or trustee of, or serves in a similar capacity with respect to, the specified Person, or for which the specified Person is an officer, partner, or trustee, or serves in a similar capacity.

1.6  "Anti-Corruption Laws" means any applicable anti-bribery or anti-corruption laws, including without limitation: (a) the U.S. Foreign Corrupt Practices Act of 1977, (b) the Colombian Criminal Code (Law 599 of 2000), (c) the United Nations Convention against Corruption, ratified by Colombia through Law 970 of 2005, (d) other applicable international and Colombian anti-corruption laws, as amended.

1.7  "Anti-Money Laundering Laws" means any applicable Law related to terrorism financing or money laundering, including without limitation, (a) the U.S. Bank Secrecy Act of 1970, (b) the USA Patriot Act, (c) the Convention on Laundering, Detection, Seizure and Confiscation of the Products of a Crime, ratified and approved by Colombia through Law 1017 of 2006, (d) the International Convention for the Suppression of the Financing of Terrorism, ratified by Colombia through Law 808 of 2003, (e) the Inter-American Convention against Terrorism, ratified and approved by Colombia through Law 1108 of 2006, (f) the United Nations Convention against Transnational Organized Crime, ratified by Colombia through Law 800 of 2003, (g) the United Nations Convention against Illicit Traffic of Narcotic Drugs and Psychotropic Substances, ratified by Colombia through Law 67 of 1993, (h) the Colombian Criminal Code (Law 599 of 2000), (i) Law 793 of 2022 of Colombia, (j) Law 1121 of 2006 of Colombia and, (k) External Circular Letter 100-004 of October 7, 2009, as modified by External Circular Letter 100-000016 of December 24, 2020 issued by the Superintendency of Companies of Colombia, in each case as amended.

1.8  "Approved Accounts" means all bank accounts maintained by Helios and the Trust for operational, financial, and collateral-related transactions, including both domestic and foreign accounts. These accounts are listed in "Schedule 11 - Bank Accounts" and are subject to Energea's prior written approval. Approved Accounts include, but are not limited to:

1.8.1      Helios Operational Accounts, including Foreign Accounts; and

1.8.2      Trust Accounts established for Collateral administration and other Trust-related financial activities once the Trust is established.

All existing and new accounts must be pre-approved by Energea in writing and added to "Schedule 11 - Bank Accounts". Approved Accounts must comply with the requirements of Section 5.2.11 of this Agreement and applicable laws.

1.9  "Approved EPC Contractor" has the meaning set forth in "Schedule 2 - Approved EPC Contractors".

1.10                 "Asset Pledge Agreement" (Contrato de Garantía Mobiliaria Sobre Activos) means a legally binding contract in which Helios pledges specific assets as collateral to secure the fulfillment of its obligations under this Agreement. The Asset Pledge Agreement establishes a first-priority, non-possessory security interest in favor of Energea and is governed by Colombian Law 1676 of 2013 (Ley de Garantías Mobiliarias) as attached hereto in Exhibit A.

1.11                 "Borrowing Period" means the period beginning on the date hereof and ending on the first to occur of (a) a Default or (b) the fourth anniversary of the date hereof unless otherwise extended by mutual agreement of the Parties.

1.12                 "Business Day" means any day that is not a Saturday, Sunday, or a public holiday on which banks are required to close in New York or Bogotá.

1.13                 "Carta de Adherencia" (Letter of Adherence) means a formal letter or document signed by a Subscriber, indicating their acceptance and adherence to the terms and conditions outlined in the Contrato de Condiciones Uniformes. The Carta de Adherencia is a legally binding document that serves as evidence of the Subscriber's agreement to receive services under the standardized terms established and publicly disclosed by Helios as the utility services provider.

1.14                 "Change of Control" means a change in the beneficial ownership, directly or indirectly, of the majority voting equity in either Helios, the Trust or other materially adverse events related to control of Helios obligations.

1.15                 "Collateral" means the assets, rights, or properties pledged by Helios or Guarantors to secure their obligations under the Loan Agreement. These assets are provided as a guarantee to Energea to ensure repayment of the loan and fulfillment of related obligations.

1.16                 "Contract" means any agreement binding any party within this Agreement.

1.17                 "Contrato de Condiciones Uniformes" means a standardized agreement established and published by public utility services providers, including Helios, in compliance with Colombian Law 142 of 1994. This agreement outlines the rights and obligations of both the provider and its Subscribers for the continuous and uninterrupted provision of electricity utility services. The Contrato de Condiciones Uniformes is publicly accessible and serves as the binding framework for the utility services provider's relationship with its Subscribers.

1.18                 "COP Advance Portion" has the meaning set forth in Section 2.2.2 (b).

1.19                 "Corporate Debt" means any indebtedness incurred by Helios, including but not limited to, bonds, notes, debentures, loans, lines of credit, commercial paper, or any other form of borrowing, whether secured or unsecured, and any related interest, fees, or other obligations arising therefrom. Corporate Debt shall also include any obligations to repay borrowed funds, whether arising from direct loans, credit facilities, or the issuance of debt securities to third parties.

1.20                 "Cure Period" or "Cure Periods" means the applicable time period(s) set forth in Section 6.4 of this Agreement.

1.21                 "Default" or "Event of Default" means the occurrence of any of the following events:

1.21.1   Non-Payment. The failure to pay any amount due under the Loan Documents.

1.21.2   Non-Performance of Covenants. The failure by Helios to perform or comply with any term, covenant, or condition of any Loan or the occurrence of a default in the performance of any provision contained in any Loan Document, which is not cured within the applicable Cure Period.

1.21.3   Misrepresentation. Any representation or warranty made or deemed made by Helios in any Loan Document or other written information provided to Energea is found to be materially inaccurate or untrue in any material respect when made or deemed made.

1.21.4   Judgements. A final judgment or judgments are entered against Helios as follows:

a)     For monetary damages, regardless of the amount, provided that such judgment:

                                                   i.         Is not bonded, discharged, or stayed pending appeal within sixty (60) days following its entry, and

                                                 ii.         Could reasonably be expected to result in non-compliance with the DSCR and DSCCR covenants of this Agreement.

b)    For injunctive relief that could reasonably be expected to result in a Material Adverse Effect.

1.21.5   Bankruptcy or Insolvency. The occurrence of any of the following with respect to Helios:

a)     Initiation of bankruptcy, insolvency, or similar proceedings; or

b)    Appointment of a receiver or custodian over Helios's assets; or

c)     Assignment for the benefit of creditors; or

d)    Admission of insolvency or inability to pay debts as they mature; or

e)     Dissolution, liquidation, or cessation of material operations.

1.21.6   Prolonged Bankruptcy Proceedings. Any bankruptcy or insolvency proceeding is initiated against Helios and remains undismissed or unstayed for a period of sixty (60) days, or Helios consents to any order in such proceeding.

1.21.7   Change of Control. The occurrence of a Change of Control.

1.21.8   Material Adverse Effect. The occurrence of a Material Adverse Effect.

1.21.9   Collateral Defaults. The occurrence of any of the following events related to the Collateral:

a)     Enforcement Actions. Any writ, levy, Lien (other than a Permitted Lien), seizure, replevin, attachment, execution, or similar process is issued or levied against a material portion of the Collateral; or

b)    Collateral Mismanagement. Any act or omission that jeopardizes Energea's priority or interest in the Collateral, including:

                                                iii.         Failure to register or maintain security interests as required under the Loan Documents.

                                                iv.         Unauthorized asset sales, transfers, or encumbrances affecting the Collateral.

c)     Trustee Oversight Failures. Failure by the Trustee to administer Collateral in accordance with the Trust Agreement, including:

                                                   i.         Misallocation of funds in the Trust Account.

                                                 ii.         Neglecting to provide timely reports or notifications related to Collateral performance or status.

1.21.10Invalidity of Loan Documents. This Agreement, any Loan Document, or any material provision thereof ceases to be in full force and effect, or any party (other than Energea) asserts such invalidity in writing.

1.21.11Invalidity of Liens. Any Lien created under the Loan Documents ceases to be a valid and perfected Lien with the required priority, or Helios asserts in writing that such Lien is not valid or perfected.

1.21.12Trust Agreement Breaches. Breach by any party to the Trust Agreement that materially affects Helios's obligations under the Loan Documents.

1.21.13Unauthorized Instructions to Trustee. Issuing instructions to the Trustee that conflict with the provisions of the Trust Agreement or this Loan Agreement, including, but not limited to, directing the Trustee to redirect funds from the Trust Account for purposes not authorized by Energea, or attempting to amend or terminate the Trust Agreement without obtaining the prior written consent of Energea.

1.21.14Liquidation or Termination. The liquidation, termination, or dissolution of Helios.

1.21.15Reserve Shortfalls. Failure to comply with the Reserve requirements set forth in Section 5.4.3.

1.21.16Financial Reporting Non-Compliance. Failure to deliver accurate, complete, and timely Financial Certificates or any other financial reports as required under Section 5.2.1 or related provisions, including omissions or material inaccuracies relating to DSCR, DSSCR or Reserves.

1.21.17Unauthorized Asset Dispositions. Selling, transferring, or otherwise disposing of any material Collateral or assets without the prior written consent of Energea, except as expressly permitted under the Loan Documents.

1.21.18Project Operations Cease. Ceasing operations of any Project that constitutes a material portion of Helios's revenue or Collateral without prior notice and approval from Energea.

1.21.19Regulatory or Environmental Violations. Failure to comply with applicable environmental or regulatory laws where such non-compliance could reasonably be expected to result in a Material Adverse Effect.

1.21.20Failure to Address Government-Related Payment Delays. Failure to comply with remedial actions for addressing payment delays attributable to Governmental Authorities, including but not limited to:

a)     Failing to submit a Derecho de Petición to the appropriate Governmental Authority within the timeframes required by law; or

b)    Failing to initiate a Tutela action to compel a payment or registration of a subscriber when no response to a Derecho de Petición is received within the legally prescribed period; or

c)     Failing to provide Energea with notice of such actions within five (5) business days of a submittal.

1.22                 "Derecho de Petición" means a constitutional right under Colombian law, allowing Helios to request information, services, or action from public authorities and receive a prompt and substantive response.

1.23                 "Distribution" means the transfer of cash, dividends, distributions or other property to any of Helios's equity holders by reason of their ownership of Helios.

1.24                 "DSCR" means the ratio, during a particular period, of (a) the total deposits from Government Payments and Subscriber Payments into the Trust Account, less operating costs of the Trust, to (b) the regularly scheduled principal and interest payments due from Helios under this loan agreement.

1.25                 "DSCCR" means the ratio, during a particular period, of (a) Helios's EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization) (calculated in accordance with IFRS), to (b) the regularly scheduled principal and interest payments due from Helios.

1.26                 "Economic Rights" means any monetary entitlements, current or future, arising from Helios's operations, contracts, or agreements, including but not limited to:

1.26.1   Revenue from governmental programs or subsidies;

1.26.2   Dividends, profit-sharing arrangements, or equity-related payments;

1.26.3   Future or contingent cash flows tied to Projects or other operational activities.

1.27                 "Equity Pledge Agreement" (Contrato de Garantía Mobiliaria Sobre Activos) means a legal agreement in which the owners of Helios (shareholders of Helios Energía S.A. E.S.P.) pledge their equity interests (shares) as collateral to secure the obligations of Helios under this Agreement. The Equity Pledge Agreement establishes a first-priority, non-possessory security interest in favor of Energea (the "Secured Creditor") and is governed by Colombian Law 1676 of 2013 and attached hereto as Exhibit B.

1.28                 "Financial Certificate" means the certificate to be delivered by Helios certifying its compliance with the financial covenants in Section 3.2.9 and other financial information of Helios and/or its Subsidiaries as may be requested by Energea.

1.29                 "First Working Capital Advance" has the meaning set forth in Section 2.1(a).

1.30                 "Foreign Accounts" means any bank accounts maintained by Helios or the Trust outside Colombia for transactions involving foreign currency, including the receipt of foreign funds, payments for imported equipment, and other cross-border obligations. Foreign Accounts include Cuentas de Compensación as defined under Colombian foreign exchange laws and are a subset of Approved Accounts. All Foreign Accounts must comply with Colombian foreign exchange laws and reporting requirements, including registration with the Banco de la República and the submission of required forms such as Formulario No. 10.

1.31                 "Garantía Mobiliaria" means a security interest governed under Colombian Law 1676 of 2013, Ley de Garantías Mobiliarias (Law on Secured Transactions for Movable Assets), allowing creditors to secure obligations against movable assets, including accounts receivable, inventory, and equipment, through a formal registration process in the Registro de Garantías Mobiliarias.

1.32                 "Government Payments" means all payments owed to Helios in accordance with Resolution 40292 of 2022 (as amended) for the Projects.

1.33                 "Governmental Authorities" means any entity or body exercising executive, legislative, judicial, or administrative functions at the national, departmental, municipal, or district levels. These include, but are not limited to, government agencies, regulatory bodies, courts, tribunals, and other entities with the authority to enforce laws, regulations, or policies applicable to the parties involved in the Loan Agreement.

1.34                 "IFRS" means international accounting standards as promulgated by the International Accounting Standards Board.

1.35                 "Interest-Only Period" means the six (6) month period following the date of disbursement of any EPC Advance during which Helios is not obligated to make payments of principal. During the Interest-Only Period, Helios shall make regular monthly payments of interest at the rate specified in this Agreement.

1.36                 "Law" means all laws, statutes, ordinances, rules, regulations applicable to the Person, conduct, transaction, agreement or matter in question, including (a) all applicable statutory law, common law and equitable principles, (b) all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of governmental authorities, (c) the Anti-Corruption Laws, and (d) the Anti-Money Laundering Laws.

1.37                 "Legal Claim" means any action, lawsuit, claim, arbitration, suit, proceeding, inquiry or investigation.

1.38                 "Lien" means any charge, claim, pledge, lien, mortgage, community property interest, option, security interest, right of first refusal or similar restriction of any kind, in each case whether voluntary or involuntary.

1.39                 "Loan" means the aggregate principal amount of all Advances issued to Helios under this Agreement, subject to the terms herein.

1.40                 "Loan Documents" means collectively this Agreement, the Secured Promissory Note and Letter of Instructions, the Equity Pledge Agreement, the Asset Pledge Agreement, the Trust Agreement, all Advance Requests, all Financial Certificates and any other document executed in connection with or pursuant to these documents, including, without limitation, those described in Section 3, whether produced as of the date hereof or subsequently, and as any of the foregoing may be amended, renewed, replaced, modified, or extended from time to time.

1.41                 "Material Adverse Effect" means, in the reasonable discretion of Energea, (i) a material impairment in the perfection or priority of Energea's security interest in the Collateral or in the aggregate value of such Collateral; (ii) a material adverse change in the business, operations, prospects, or condition (financial or otherwise) of Helios (taken as a whole); or (iii) a material impairment in the ability of Helios to repay any portion of the Obligations when due.

1.42                 "Maximum Aggregate Advance" means the total amount of Advances Helios can request under this Agreement, which in any case cannot exceed One-Hundred Million Dollars (USD $100,000,000).

1.43                 "OFAC" means Office of Foreign Assets Control of the U.S. Department of the Treasury, the governmental agency responsible for administering and enforcing economic and trade sanctions based on U.S. foreign policy and national security goals. OFAC sanctions target foreign countries, regimes, entities, and individuals involved in activities such as terrorism, narcotics trafficking, proliferation of weapons of mass destruction, and other threats to national and international security.

1.44                 "Obligations" shall mean the due and punctual performance of all of the obligations (including, without limitation, the payment of principal, interest and any other amounts owed under the Loan Documents and the performance of all other representations, warranties, agreements and covenants under the Loan Documents) under the Loan Documents or any renewals, extensions or modifications thereof or any increase in the Maximum Aggregate Advance or any individual Advance.

1.45                 "Operational Assigned Manager" means the individual designated to oversee governance and operational decision-making for Helios and its Subsidiaries, with full authority to exercise corporate control over Helios's and its Subsidiaries' decision-making processes, including strategic, financial, and operational matters. For the purposes of this Agreement, the initial Operational Assigned Manager is Juan Pablo Ballestas Juliao. In the event that the initial Operational Assigned Manager is no longer able or available to fulfill this role, Helios shall promptly designate a successor Operational Assigned Manager, subject to Energea's prior written approval. The Operational Assigned Manager's authority includes oversight of corporate governance, policy implementation, and approval of any operational and financial decisions necessary to ensure compliance with this Agreement. This role does not extend to the Trust or any responsibilities managed by the Trustee, which shall remain under the exclusive governance of the Trustee as outlined in the Trust Agreement.

1.46                 "Permitted Compensation Increase" means stipends payable to employees of Helios or any of its subsidiaries as of the date hereof, which do not exceed an amount of fifty-thousand dollars (USD $50,000) per month for all such employees in the aggregate. Any compensation increase above this amount may only be made with the prior written authorization of Energea.

1.47                 "Permits" means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances, and similar rights obtained, or required to be obtained, as listed in "Schedule 10 - Permits and Approvals", to legally and adequately conduct the business and operations of Helios and its subsidiaries, as well as to legally and adequately develop Projects, from Governmental Authorities.

1.48                 "Person" means (i) any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated association, government or political subdivision, (ii) any court, agency, or other Governmental Authority, or (iii) any other entity, body, organization, or group.

1.49                 "Projects" means all solar projects owned and/or operated by Helios or its Subsidiaries including:

1.49.1   "Government Projects" means solar energy projects financed or subsidized by government programs or agencies, including renewable energy initiatives, microgrid systems, and other installations in ZNI designated by government policy. These projects are subject to the terms, conditions, and oversight of the applicable Government Authorities and generate Government Payments as defined in this Agreement.

1.49.2   "Energea Projects" means solar energy projects developed, owned, or operated by Helios or its Subsidiaries that are financed, in whole or in part, through this Agreement.

1.50                 "Registro de Garantías Mobiliarias": A public registry established under Colombian Law 1676 of 2013 (Ley de Garantías Mobiliarias) for the creation, perfection, priority, and enforcement of security interests over movable property. Registration in the RGM grants legal validity and priority to liens and pledges, ensuring enforceability against third parties.

1.51                 "Related Party" means, with respect to any Person, any equity holder, officer, director, employee, member, manager, managing member, or Affiliate of such Person, or any individual related by blood, marriage, or adoption to any such individual, or any entity in which any of the foregoing owns or has any interest.

1.52                 "Related Party Transaction" means any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships, in which (i) Helios or any of its subsidiaries is or will be a participant, and (ii) any Related Party of Helios or any of its subsidiaries has or will have a direct or indirect interest. This also includes any material amendment or modification to an existing Related Party Transaction.

1.53                 "Reserve" means the minimum cash balance held by the Trust during the Term of this Agreement, as described in Section 5.4.3.

1.54                 "Reserve Shortfall" means The amount by which the balance in the Reserve Account falls below the Reserve Threshold as set forth in Section 5.4.3. A Reserve Shortfall occurs when Helios fails to maintain the Reserve Threshold or replenish the Reserve within the applicable Cure Period specified in Section 6.4.

1.55                 "Reserve Threshold" means the minimum aggregate balance that must be maintained in the Trust Account at all times, as calculated under Section 5.4.3(a). This is defined as the Service of Debt for the previous month multiplied by three.

1.56                 "Secured Promissory Note and Letter of Instructions" (Pagaré con Carta de Instrucciones) means the Secured Promissory Note and Letter of Instructions subscribed by Helios in the form attached hereto as Exhibit C, which evidences the obligations of Helios to repay the then outstanding Advances to Energea and any note issued in replacement thereof.

1.57                 "Service of the Debt" means all monthly interest and principal payments due under this Agreement for all Advances until the last Advance Maturity Date.

1.58                 "Step-In Assigned Manager" means the individual designated by Energea to assume control over Helios's operations, assets, and financial management upon activation of Step-In Rights as described in Section 4.7. For the purposes of this Agreement, the Step-In Assigned Manager is Michael Silvestrini or his assign. This role excludes authority over the Trust, which shall remain under the Trustee's governance.

1.59                 "Step-Up Interest Rate" means the incremental interest rate applied to the unpaid principal or interest of an Advance upon the occurrence of a Default, as described in Section 2.4.6.

1.60                 "Subscribers Payments" means any and all payments made by subscribers to Helios for energy services provided by Helios under Contrato de Condiciones Uniformes, which regulate the relationship between Helios, as a public utility services provider, and its users.

1.61                 "Subsidiary" means, (i) as to any Person, a corporation, partnership, limited liability company, or other entity of which shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership, or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries (including any Affiliate), or both, by such Person and (ii) as to Helios, all the companies listed in "Schedule 3 - Existing Subsidiaries". Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Helios.

1.62                 "Superintendencia de Servicios Públicos Domiciliarios (SSPD)": The Colombian regulatory authority overseeing public utility services, including electricity. The SSPD ensures compliance with legal and regulatory frameworks governing the provision of public services and oversees the registration and validation of subscriber agreements (Contrato de Condiciones Uniformes). For the purposes of this Agreement, registration with the SSPD formalizes the inclusion of new subscribers and ensures their eligibility for government-subsidized energy services.

1.63                 "Taxes" means all (i) federal, state, local, foreign, or other taxes of any kind, including all income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, escheat, unclaimed property, customs duties, capital stock, ad valorem, value added, inventory, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, alternative or add-on minimum, or estimated tax, and including any interest, fines, penalty, or addition thereto, whether disputed or not; (ii) any liability for or in respect of the payment of any amount of a type described in clause (i) of this definition whether as a result of successor or transferee liability, joint and several liability, or by reason of being a member of an affiliated, combined, consolidated, unitary, or other group for any period for Tax purposes, or payable by reason of Contract assumption, operation of Law, or otherwise; and (iii) any liability for or in respect of the payment of any amount described in clauses (i) or (ii) of this definition as a result of any Tax sharing agreement, Tax indemnity agreement, or any other express or implied agreement to pay or indemnify any other Person whether by Contract or otherwise.

1.64                 "Tax Returns" means any return, declaration, report, statement, information statement, or other document filed or required to be filed with respect to Taxes, including any claims for refunds of Taxes and any amendments or supplements of any of the foregoing.

1.65                 "Term" means the period beginning on the Effective Date of this Agreement and ending upon the full satisfaction of all Obligations under the Loan Documents, unless earlier terminated in accordance with the terms of this Agreement.

1.66                 "Trustee" means Creditcorp Capital Fiduciaria S.A., the entity responsible for managing the Trust's financial and fiduciary responsibilities in accordance with the Trust Agreement and applicable laws.

1.67                 "Trust" means Fideicomiso Helios Energea, the Patrimonio Autónomo de Administración y Pagos established by the Parties to receive and administer advances, collateral and payments under the terms of the Loan Documents.

1.68                 "Trust Agreement" means the agreement to be executed between Helios and the Trustee upon the establishment of the Trust, governing the administration of the Trust including the allocation of Advances, the handling of Collateral, and all other fiduciary responsibilities as outlined in this Agreement or as may be mutually agreed by the Parties if not yet detailed in this Agreement.

1.69                 "Tutela" means a legal action in Colombia designed to protect constitutional fundamental rights when they are violated or threatened. It is an expedited and straightforward mechanism, intended for situations where no other legal remedies are sufficient or timely.

1.70                 "USD" means United States Dollars.

1.71                 "USD Advance Portion" has the meaning set forth in Section 2.2.2 (a).

1.72                 "ZNI" means zonas no interconectadas, or the regions of Colombia that lack access to the National Interconnected System of Energy (Sistema Interconectado Nacional, SIN), including, but not limited to, certain municipalities, townships, localities, and off-grid villages throughout Colombia.

2      Advances

2.1  Advance Requests. Helios may, from time to time during the Borrowing Period, request Advances by submitting to Energea an Advance Request Form found in "Schedule 1 - Advance Request Form" as well as other supporting materials described below (each an "Advance Request"):

2.1.1      For the First Working Capital Advance, Helios must provide:

a)     Evidence of all Corporate Debt, including payoff instructions and account details. The First Working Capital Advance will be used to pay off all outstanding Corporate Debt that Helios has acquired prior to this transaction;

b)    A Financial Certificate; and

c)     Certification of compliance with Anti-Corruption Laws and Anti-Money Laundering Laws, confirming that no proceeds from the requested Advance will be used in violation of applicable regulations.

2.1.2      For each subsequent Working Capital Advance, Helios must provide:

a)     Documentation confirming the intended use of funds;

b)    A Financial Certificate; and

c)     Certification of compliance with Anti-Corruption Laws and Anti-Money Laundering Laws, confirming that no proceeds from the requested Advance will be used in violation of applicable regulations.

2.1.3      For the first EPC Advance, Helios must provide:

a)     All Project documents including EPC agreements, project budgets, supplier invoices, construction schedules and payment schedules; and

b)    Certification of compliance with Anti-Corruption Laws and Anti-Money Laundering Laws, confirming that no proceeds from the requested Advance will be used in violation of applicable regulations;

c)     A Financial Certificate; and

d)    Any other document reasonably requested by Energea.

2.1.4      For each subsequent EPC Advance, Helios must additionally provide:

a)     Copies of the Cartas de Adherencia signed by the subscribers associated with the projects to be financed by the requested Advance, indicating their acceptance of the terms outlined in the published Contrato de Condiciones Uniformes.

b)    Project Updates: A summary of project construction status, including details of completed projects and confirmation of SSPD registration for projects that have reached operational status.

2.2  Advance Disbursements

2.2.1      Energea shall not be required to make any Advance hereunder unless Energea consents to the making of such Advance in its sole discretion. Within five (5) Business Days after receipt of an Advance Request, subject to the satisfaction of the applicable conditions set forth in Section 3.2 and consent by Energea, Energea shall disburse the Advance.

Notwithstanding the foregoing:

a)     Energea shall not be required to make any Advances after disbursements equal to the Maximum Aggregate Advance Amount or upon the occurrence of any Default; and

b)    Energea shall not be required to make any Advances after the expiration of the Borrowing Period.

2.2.2      Disbursement of Advances. Each Advance shall be disbursed entirely in U.S. Dollars ("USD") to the Trust. For purposes of this Agreement:

a)     Fifty percent (50%) of the Advance shall be referred to as the "USD Advance Portion" for principle and interest calculation purposes; and

b)    Fifty percent (50%) of the Advance shall be referred to as the "COP Advance Portion" for principle and interest calculation purposes.

Although both portions are initially disbursed in USD, the Trustee, acting in its fiduciary capacity and as permitted under Colombian foreign exchange regulations, shall monetize the entire Advance into Colombian Pesos ("COP") through an intermediary bank.

2.2.3      Following the disbursement of Advances into the Trust, the following process shall apply:

a)     The Trustee shall initiate the monetization of the USD Advance Portion and the COP Advance Portion into COP immediately upon receipt of the funds in the Approved Account.

b)    The equivalent COP amount for each portion shall be determined using the prevailing exchange rate on the date of monetization, as evidenced in the foreign exchange form filed with the Colombian Central Bank.

c)     Right of Offset: to the extent a Payment is due on any past Advances at the same time a new Advance is approved, Energea reserves the right to offset the total amount advanced by subtracting the Payment amount due from the approved Advance amount, it being understood by the Parties that the offset amount will not reduce the principle outstanding on the Loan.

2.2.4      Allocation of Funds. All funds shall be managed and allocated by the Trustee in compliance with this Agreement and the Trust Agreement. The Trustee shall allocate the funds strictly in accordance with the utilization terms set forth in Section 2.3 and the Trust Agreement.

2.3  Use of Advances. The Trust shall ensure that the proceeds from each Advance are used solely for purposes specified in this Agreement and as further detailed in the Trust Agreement.

2.3.1      EPC Advances shall be used to pay invoices from Approved EPC Contractors for the construction of Projects. Upon written request from Energea, the Trust shall disburse EPC Advances directly to the Approved EPC contractors.

2.3.2      Working Capital Advances shall be used by Helios for general working capital. Upon written request from Energea, the Trust shall disburse Working Capital Advances directly to Helios with the exception of the First Working Capital Advance. The First Working Capital Advance shall be disbursed by the Trust to the financial institutions listed in "Schedule 4 - Existing Corporate Debt", which specifies all existing corporate debt owed by Helios. Helios shall provide Energea with payoff letters prior to the First Working Capital Advance and lien release confirmations within five (5) Business Days of the First Working Capital Advance. All subsequent Working Capital Advances shall be disbursed to Helios and used exclusively for operational expenses, including overhead, personnel costs, and other working capital needs directly associated with Project execution. Helios must submit detailed budgets and expenditure reports to Energea, ensuring that all funds are used in compliance with this Agreement and the Trust Agreement.

2.3.3      Permitted Uses of Advances. The permitted uses of Advances, regardless of category, include, but are not limited to:

a)     Expenses incurred by Helios in connection with the purchase of equipment necessary for each Project.

b)    Payments to contractors, engineers, and other consulting professionals engaged by Helios for the engineering, construction, and commissioning of each Project.

c)     Operating costs and overhead directly associated with Helios's management and execution of Project activities, including necessary personnel and Project expenses.

d)    Expenses incurred in connection with subscriber acquisition for each Project, including but not limited to surveying prospective subscribers, engaging contractors for outreach and engagement, and costs related to the execution and management of utility services contracts for the provision of energy services.

2.3.4      Prohibited Uses of Advances. Helios shall not use or any portion of the Advances for:

a)     Activities that are not directly related to its ordinary business operations as described in the Background Section of this agreement;

b)    Transferring funds to any entity outside of Helios's corporate structure, unless such transfer is expressly permitted under this Agreement;

c)     Any purpose that violates applicable laws or regulations, including Anti-Corruption Laws and Anti-Money Laundering Laws; and

d)    Compensation increases, distributions, or other transfers that are prohibited under Section 5.3.5 (Unauthorized Compensation Increases) and Section 5.3.6 (Distributions) of this Agreement.

2.3.5      Compliance with Permitted Uses and Documentation Requirements.

a)     Helios shall ensure that neither it nor any Subsidiary, Project, director, manager, officer, employee, or agent uses the proceeds from any Advance for any purpose not described in this Section 2.3 or in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws.

b)    Each Advance Request must be accompanied by documentation, including invoices and other supporting documents reasonably requested by Energea, confirming that the use of proceeds is limited to the purposes described in this Section 2.3.

2.4  Interest

2.4.1      Applicable Interest Rates. Interest will accrue on the outstanding principal of each Advance from the date such Advance was made at a fixed rate of:

a)     18% per annum for the COP Advance Portion; and

b)    15% per annum for the USD Advance Portion.

2.4.2      Interest Calculation Methodology. Interest will be calculated on the basis of the actual number of days elapsed over a year of 365 or 366 days, as applicable.

2.4.3      Payment of Interest. For all Advances, accrued and unpaid interest shall be payable monthly on the first Business Day of each month, beginning on the first Business Day of the calendar month immediately following the date of disbursement of such Advance.

2.4.4      Maximum Permissible Interest Rates. In no event shall the aggregate of all amounts deemed interest under this Agreement exceed the maximum rate permissible under applicable Law. If a court of competent jurisdiction determines that Energea has charged or received interest in excess of the maximum lawful rate, the interest rate shall automatically adjust to the maximum rate allowed by applicable Law.

2.4.5      Energea's Options for Excess Interest. Energea shall, at its sole discretion:

a)     promptly refund to Helios any interest received in excess of the maximum lawful rate; or

b)    apply such excess to reduce the outstanding principal balance of the Obligations.

The intent of this provision is to ensure that Helios shall not pay, and Energea shall not receive, interest exceeding the maximum rate permitted by applicable Law.

2.4.6      Step-Up Interest Rate Upon Default. Upon the occurrence of a Default, the applicable interest rate shall increase by 1% per month (the "Step-Up Interest Rate"), effective at the end of the month in which the Default occurs and shall accrue daily on each outstanding Advance.

a)     The Step-Up Interest Rate shall remain in effect until the Default is remedied in full, as determined by Energea.

b)    Even if the Default is remedied, the Step-Up Interest Rate shall remain in effect for at least three full calendar months following the occurrence of the Default.

c)     Interest accrued at the Step-Up Interest Rate shall be payable on demand, or as determined by Energea.

2.5  Repayment of Advances: Interest and principal payments for all Advances shall be made monthly, commencing on the first Business Day of the calendar month following the date of disbursement, unless otherwise specified in this Agreement.

2.5.1      Interest-Only Period: EPC Advances shall include an interest-only period of six (6) months from the date of disbursement (the "Interest-Only Period"). During this period, Helios shall not be required to make payments of principal but shall make regular monthly payments of interest at the rate specified in this Agreement. Such payments shall be due on the first Business Day of each month.

2.5.2      Principal and Interest Payments: Principal and interest payments for all EPC Advances shall commence on the first Business Day of the seventh calendar month following the date of disbursement. These payments shall be made monthly and calculated in accordance with the amortization schedule for each respective Advance. Principal and interest payments for all Working Capital Advances shall commence on the first Business Day of the calendar month following the date of disbursement. These payments shall be made monthly and calculated in accordance with the amortization schedule for each respective Advance.

2.5.3      Default Trigger for Advances: A Default shall occur if Helios fails to make any required monthly payment of interest during the Interest-Only Period or any required monthly payment of principal and interest within ten (10) days following the due date.

2.5.4      Independent Repayment Schedules: Each Advance will be amortized separately and distinctly from each other Advance starting on the date of disbursement and continuing throughout the Term. Energea will provide a monthly report with each invoice detailing the amortization of each Advance and the interest and/or principle (whichever the case may be) due and payable for each calendar month.

2.5.5      Final Payment: Any remaining unpaid principal or interest for an Advance shall be fully paid on the Advance Maturity Date applicable to such Advance.

2.6  Payments

2.6.1      Payment Schedule and Conditions. Whenever any payment to be made under this Agreement is due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day. Any such extension shall be taken into account when calculating the amount of interest payable under this Agreement. All payments made by Helios to Energea under this Agreement shall be made:

a)     without set-off, counterclaim, or deduction.

b)    free and clear of all Taxes and any liabilities with respect thereto.

2.6.2      Payments for USD Advance Portion. All payments of principal and interest for the USD Advance Portion shall be made in U.S. Dollars (USD) in immediately available funds to the account specified by Energea in writing.

Helios shall assume all risks and liabilities associated with foreign exchange variations from COP to USD between the date of the disbursement of the Advance and the date of payment. Energea shall not be responsible for or accept any reduced payments due to such variations.

2.6.3      Payments for COP Advance Portion. All payments of principal and interest for the COP Advance Portion shall be made in Colombian Pesos (COP) in immediately available funds to the account specified by Energea in writing.

Any foreign exchange variations from COP to USD between the date of the disbursement of the Advance and the date of payment shall be borne equally by Helios and Energea.

2.6.4      Assignments and Payment Process

a)     Assignment of Economic Rights. Within 5 Days of the formation of the Trust, Helios shall irrevocably assign all Accounts Receivable and Economic Rights to the Trust in accordance to the terms of this Agreement.

b)    Invoice Delivery. On each payment date specified in this Agreement, Energea shall deliver an invoice to the Trust, specifying the amounts payable to satisfy Helios's obligations under this Agreement.

c)     Trust Account Payment Process

                                                   i.         Within five (5) Business Days of receiving the invoice, the Trustee shall transfer funds from the Trust to Energea to satisfy the invoice in full.

                                                 ii.         If the funds available in the Trust Account are insufficient to pay the invoice in full, the Trustee shall promptly notify both Helios and Energea of the shortfall, providing a detailed explanation of the deficiency. Helios shall remain responsible for covering the shortfall.

d)    Helios's Payment Obligations. In the event of insufficient funds in the Trust, Helios shall be responsible for paying the remaining balance directly to Energea within eight (8) Business Days of receiving notice from the Trustee.

2.7  Prepayments. Helios may prepay any outstanding Advances in whole or in part at any time and from time to time without penalty; provided that concurrently with such prepayment of an Advance, Helios shall also pay all accrued and unpaid interest thereon.

2.8  Duration. This Agreement shall remain in force until Energea notifies Helios in writing that all amounts outstanding under the Loan Documents, including principal, interest, fees, and any other amounts due, have been indefeasibly paid and discharged in full.

3      Deliveries and Conditions

3.1  Conditions and Deliveries to the Effectiveness of this Agreement

3.1.1      Executed Loan Documents. Helios shall have delivered to Energea duly executed copies of the Loan Documents executed by all parties thereto (other than Energea), including all agreements and instruments necessary to effectuate the transactions contemplated herein.

3.1.2      Authorization and Execution. This Agreement, each other Loan Document, and the transactions contemplated herein shall have been authorized and executed by all necessary proceedings of Helios and any other Person party thereto (other than Energea).

3.1.3      Required Consents and Approvals. All consents, approvals, and authorizations of any Governmental Authority or other Person necessary to consummate any of the transactions contemplated herein or by any other Loan Document shall have been obtained and shall remain in full force and effect.

3.1.4      Lien Perfection. Energea shall have received satisfactory evidence that all documents required by the Loan Documents or under applicable Law to create in favor of Energea a perfected first-priority Lien over the pledged securities of the Collateral, prior and superior to any other Person, are in proper form for filing, registration, and recording.

3.1.5      Representations and Warranties. All representations and warranties of Helios and other parties (excluding Energea) in the Loan Documents shall be true and correct in all respects as of the date hereof (except to the extent they relate to a specific earlier date, in which case they shall be true and correct as of such earlier date).

3.1.6      Termination of Existing Indebtedness. Energea shall have received satisfactory evidence that all existing Indebtedness of Helios, its Subsidiaries, if applicable, has been either terminated, with all related Liens released or terminated, and all associated obligations fully and finally extinguished, or subordinated to Energea's interests to Energea's satisfaction, with such evidence provided by the Trust acting through its Trustee.

3.1.7      Absence of Material Legal Claims. Energea shall be reasonably satisfied that no material Legal Claim is pending against Helios or its subsidiaries that could adversely affect the transactions contemplated herein.

3.1.8      Helios's Certificate of Compliance. Energea shall have received a certificate signed by Helios certifying that the conditions described in Sections 3.1.6, 3.1.7 and 3.1.11. have been satisfied.

3.1.9      Good Standing Certificates. Energea shall have received good standing certificates (certificados de existencia y representación legal) for Helios from its jurisdiction of formation.

3.1.10   Corporate Governance Adjustments. Helios shall have conducted necessary corporate actions to adjust and amend its bylaws and any applicable corporate documents, in terms acceptable to Energea, to reflect the following (collectively, the "Step-In Corporate Documents"):

a)     The Operational Assigned Manager shall oversee governance and decision-making exclusively for Helios. This authority does not extend to the Trust, which is under the exclusive governance of the Trustee as specified in the Trust Agreement.

b)    Authorization for the board of directors of Helios to make decisions related to the performance of this Agreement and/or any Loan Document based on the affirmative vote of the Operational Assigned Manager. This excludes decisions related to the Trust, which fall solely under the Trustee's authority.

c)     Restriction on the shareholder assembly of Helios from modifying the bylaws or reversing any corporate actions or decisions taken hereunder without the affirmative vote of the Operational Assigned Manager. Such restrictions do not apply to the governance or operations of the Trust.

3.1.11   Absence of Material Adverse Change. Energea shall have received evidence satisfactory to it that there is no material adverse change in the financial condition, operations, or business prospects of Helios and/or its Subsidiaries (taken as a whole) since the date of execution of this Agreement.

3.1.12   Final Documentation and Conditions Precedent. Helios shall have entered into final documentation related to the transactions contemplated by the Loan Documents, which must be satisfactory to Energea. The conditions precedent set forth therein shall also be satisfied to Energea's sole discretion.

3.2  Conditions and Deliveries for Advances. Prior to the making of any Advance under this Agreement, the following conditions shall be satisfied to Energea's reasonable satisfaction:

3.2.1      Loan Documents in Effect. Helios shall ensure that each Loan Document is in full force and effect at the time of such Advance, duly executed by all relevant parties.

3.2.2      Advance Request and Supporting Documentation. Helios, as specified in Section 2.1, shall submit a completed Advance Request to Energea, along with all supporting documentation as described in this Agreement, including, without limitation, evidence of the intended use of proceeds as set forth in Section 2.3.

3.2.3      Representations and Warranties. Helios shall certify that all representations and warranties of Helios and any other party (excluding Energea) in the Loan Documents are true and correct in all material respects as of the date of such Advance (except to the extent they specifically relate to an earlier date, in which case they shall be true and correct as of such earlier date).

3.2.4      Compliance with Covenants. Helios shall ensure that all covenants and agreements of Helios and any other party (excluding Energea) under the Loan Documents, including reporting obligations, have been fully complied with as of the date of such Advance.

3.2.5      Absence of Defaults or Material Adverse Events. Helios shall certify that no event which constitutes, or which with notice or lapse of time or both could reasonably be expected to constitute, a Default, an Event of Default, or a Material Adverse Effect has occurred and is continuing as of the date of such Advance.

3.2.6      Absence of Material Legal Claims. Energea shall be reasonably satisfied that there are no material Legal Claims pending against Helios that could adversely affect the transactions contemplated under this Agreement.

3.2.7      Additional Items Required by Energea. Helios shall provide Energea with any additional items reasonably requested by Energea or its counsel, in form and substance satisfactory to Energea and its counsel.

3.2.8      Governmental Approvals. Helios shall ensure that all approvals from any Governmental Authority (including, without limitation, any Colombian Governmental Authority) necessary for the effectiveness of this Agreement and the other Loan Documents remain in full force and effect as of the date of such Advance.

3.2.9      Financial Certificate. Prior to each Advance, Helios shall deliver Financial Certificates to Energea to certify the accuracy of all financial information relevant to the Advance. These certificates shall ensure that Energea receives a complete and accurate assessment of Helios's financial condition and the status of the Trust Account.

a)     Helios's Financial Certificate. Helios shall provide a Financial Certificate certifying that all financial information related to its operations, financial condition, and projected cash flows, as described therein, is true and correct immediately prior to and immediately after the making of such Advance on a pro forma basis.

3.2.10   Approved Account Compliance: Helios shall provide evidence satisfactory to Energea that any Approved Account is fully registered with, and compliant with the reporting requirements of, the Banco de la República.

4      Security Interest

4.1  First Priority Lien - Fiduciary Rights through Garantía Mobiliaria. Upon the establishment of the Trust and execution of the Trust Agreement, the Trust, acting through its Trustee, shall grant Energea a first-priority Lien over the fiduciary rights related to the Collateral and the Trust Account. This Lien shall be established in accordance with Colombian Laws, specifically under the Ley de Garantías Mobiliarias, and registered in the Registro de Garantías Mobiliarias. This Lien will remain in place as collateral for the Obligations until all Obligations are indefeasibly satisfied in full.

4.2  Equity Pledge Agreement. The shareholders of Helios shall execute an Equity Pledge Agreement, substantially in the form attached hereto as Exhibit B, granting Energea a first-priority Lien over all shares and equity securities of Helios. This Lien shall be established through a Garantía Mobiliaria in accordance with Colombian Laws and registered in the Registro de Garantías Mobiliarias to ensure Energea's rights are legally protected and prioritized over other claims. The pledge shall remain indivisible and irrevocable, guaranteeing the full satisfaction of the Obligations.

4.3  Asset Pledge Agreement - Helios and Subsidiaries. Helios and its Subsidiaries shall execute an Asset Pledge Agreement, granting Energea a first-priority Lien over all current and future tangible and intangible assets identified in "Schedule 5 - Real Property and Collateral Ownership" of the Loan Documents. The Lien shall be established under a Garantía Mobiliaria and perfected through registration in the Registro de Garantías Mobiliarias. This Lien will remain effective until all Obligations are indefeasibly satisfied in full.

4.4  Assignment of Accounts Receivable. Helios shall irrevocably assign all current and future Accounts Receivable, including those of Helios, its Subsidiaries, to the Trust upon its establishment and the execution of the Trust Agreement. These receivables shall be managed by the Trustee and applied towards the repayment of Obligations. The terms and conditions for managing and utilizing these receivables shall be set forth in the Trust Agreement.

4.5  Perfection and Registration of Security Interests. All security interests granted herein, including fiduciary rights, equity pledges, asset pledges, and accounts receivable assignments, shall be perfected and registered in the Registry of Movable Guarantees in compliance with Colombian law. Helios shall take all necessary actions to maintain the validity, enforceability, and priority of these security interests.

4.6  Enforcement of Security Interests. In the event of Default, Energea may enforce its security interests under the terms of the Loan Documents and applicable Colombian law. This includes direct payment, special enforcement, or judicial enforcement as permitted under Law 1676 of 2013. Energea may enforce these interests individually or collectively, at its sole discretion.

4.7  Step-In Rights. To safeguard Energea's investment and ensure the preservation and repayment of the Obligations, this Section establishes the rights and procedures for Energea to assume control over Helios's operations, assets, and financial interests (including Helios, its Subsidiaries, Projects, subsidies, and associated rights) in the event of an Event of Default. The Step-In Rights allow Energea to directly manage Helios's affairs or appoint a third-party manager to oversee these operations, ensuring continuity and protection of the Collateral until the Obligations are fully satisfied.

4.7.1      Scope of Step-In Rights. If an Event of Default occurs and is continuing, Energea shall have the right to exercise the rights described in this Section 4.7 (the "Step-In Rights") over all of Helios's operations, assets, subsidies, and financial rights, including its Subsidiaries and Projects. Energea's Step-In Rights shall not extend to the governance or fiduciary responsibilities of the Trust which shall remain under the exclusive authority of the Trustee as shall be specified in the Trust Agreement.

Upon activation of the Step-In Rights, Energea may assume management, operational control, and financial decision-making authority for Helios and its related entities until the Obligations are paid in full. This includes the authority to directly manage Helios's assets, subsidies, and operations, or to appoint, activate, or engage a Step-In Assigned Manager-whether a new hire, an existing employee of Energea, or a third party-to perform these duties at Helios's cost and expense.

4.7.2      Notice of Step-In Rights Activation. If an Event of Default occurs and is continuing, Energea may send a notice to Helios informing of its intent to exercise the Step-In Rights (hereinafter referred to as the "Effective Date of the Step-In Rights"). Nothing in this Agreement shall obligate Energea to exercise the Step-In Rights, nor shall the exercise or non-exercise of the Step-In Rights limit or eliminate any other rights or remedies available to Energea under this Agreement or applicable Law.

4.7.3      Appointment of Step-In Assigned Manager. From the Effective Date of the Step-In Rights, Helios and all its Subsidiaries and Projects shall recognize the Step-In Assigned Manager designated by Energea. Helios and its Subsidiaries shall immediately remove all current management or take all actions necessary under applicable Law to ensure that the authority of current management is subordinated to that of the Step-In Assigned Manager. This authority is exclusive to Helios and does not extend to the governance or fiduciary responsibilities of the Trust.

4.7.4      Powers of the Step-In Assigned Manager. The Step-In Assigned Manager shall assume all functions and powers of the legal representatives and managers of Helios, its Subsidiaries and Projects as of the Effective Date of the Step-In Rights. The Step-In Assigned Manager shall have the authority to act as the legal representative of Helios and Subsidiaries and to take any actions necessary for their management and operation.

4.7.5      Cooperation with the Step-In Assigned Manager. From the Effective Date of the Step-In Rights, Helios and its Subsidiaries shall disclose and deliver all documents and information requested by the Step-In Assigned Manager, including but not limited to financial, legal, technical, and accounting documents. Within three (3) Business Days of the Effective Date of the Step-In Rights, the shareholders of Helios, Subsidiaries, and their directors and managers shall be duly informed of the exercise of the Step-In Rights. Helios and its Subsidiaries shall not permit any Person to obstruct or impede the Step-In Assigned Manager in the management of their assets, operations, subsidies, or rights.

4.7.6      Non-Involvement of Step-In Assigned Manager Before Activation. The Step-In Assigned Manager shall not have any involvement in the administration or decision-making of Helios or its Subsidiaries prior to the Effective Date of the Step-In Rights. As of the Effective Date of the Step-In Rights, the legal representatives and directors of Helios and its Subsidiaries shall be subordinate to and comply with the orders of the Step-In Assigned Manager, who shall have the authority to take any actions necessary for the management and operation of Helios and its Subsidiaries.

4.7.7      Limitation of Liability. Neither Energea nor the Step-In Assigned Manager shall be liable to Helios or any of its Subsidiaries, its officers, directors, legal representatives, or employees for any actions taken after the exercise of the Step-In Rights, including without limitation:

a)     any diminution in the value of Helios's or any of its subsidiaries' assets;

b)    any loss or damage to the Collateral;

c)     any diminution in the value of the Collateral; or

d)    any act or default of any carrier, warehouseman, bailee, or other Person.

4.7.8      Step-In Advances ("Step-In Advances"). If an Event of Default occurs and is continuing, Energea shall have the right to exercise Step-In Rights, including assuming management, operational control, and financial decision-making authority for Helios and its related entities through the Step-In Assigned Manager.

In connection with the exercise of Step-In Rights, Energea and the Step-In Assigned Manager may incur costs and expenses necessary to ensure enforcement and continued operations. All such costs and expenses shall be treated as Working Capital Advances under this Agreement, subject to the terms applicable to such Advances, including repayment priority, interest accrual, and repayment terms as outlined in Section 2.1 Advances.

4.8  Secured Promissory Note and Letter of Instructions as Collateral: As part of the Collateral securing Helios's obligations under this Agreement, Helios shall execute and deliver a Secured Promissory Note and Letter of Instructions, substantially in the form attached hereto as Exhibit C, which shall:

4.8.1      Serve as a legally binding, unconditional obligation for Helios to repay all amounts due under the Loan Agreement;

4.8.2      Be governed by Colombian law, and grant Energea the right to complete any blanks in accordance with the attached Letter of Instructions;

4.8.3      Be immediately enforceable and grant executive merit without further requirements upon default; and

4.8.4      Include any costs, fees, or taxes associated with its judicial or extrajudicial enforcement as an obligation of Helios.

The execution and delivery of the Secured Promissory Note and Letter of Instructions shall be accompanied by all actions necessary to perfect and enforce the security interests granted therein, including, but not limited to, registering the Secured Promissory Note and Letter of Instructions with the appropriate Colombian authorities if required for enforceability, delivering the Secured Promissory Note and Letter of Instructions to Energea or its designated fiduciary for safekeeping, and incorporating the Secured Promissory Note and Letter of Instructions into the Trust's Collateral Management Plan. The Secured Promissory Note and Letter of Instructions shall constitute a first-priority security interest under Colombian law and shall not be subordinated to any other debt obligations of Helios unless explicitly agreed to in writing by Energea.

5      Representations, Guarantees, and Covenants

5.1  Helios Representations. Helios represents and warrants to Energea that the statements contained in this Section 5.1 are true and correct as of the date hereof and as of the date of each Advance made hereunder.

5.1.1      Organization and Authority

a)     Helios. Helios is a Colombian utility services provider company, duly organized, validly existing, and in good standing under the Laws of Colombia. Helios has the power and authority to:

                                                   i.         conduct its business as presently conducted and as proposed (including completing the Projects).

                                                 ii.         to enter into, deliver, and perform its obligations under the Loan Documents and to carry out the transactions contemplated therein.

b)    The Trust. Upon its establishment and the execution of the Trust Agreement, the Trust, acting through its Trustee, shall be duly established and validly existing under Colombian Laws. The Trust shall have the power and authority to:

                                                   i.         hold, manage, and administer the Collateral in accordance with the Trust Agreement and Loan Documents;

                                                 ii.         receive disbursements under the Advances, monetize such disbursements as required under Colombian foreign exchange regulations, and allocate funds in accordance with the Trust Agreement and this Agreement;

                                                iii.         oversee and manage the application of funds for Projects and Helios operations; and

                                                iv.         execute its obligations under the Loan Documents.

The Trust shall perform all these functions in compliance with applicable Colombian Laws and the terms of the Loan Documents.

5.1.2      Subsidiaries and Subsidiaries. This subsection provides representations about the Helios's existing Subsidiaries and affiliates, including Helios's capacity to form additional Subsidiaries in accordance with its operational and strategic objectives.

a)     Existing Subsidiaries. The Subsidiaries listed in "Schedule 3 - Existing Subsidiaries" (the "Existing Subsidiaries") are duly organized, validly existing, and in good standing under the Laws of their respective jurisdictions of formation. Each Subsidiary has the power and authority to conduct its business as presently conducted and as proposed, including holding subscribers, assets, and Projects as contemplated by this Agreement.

b)    Conditional Subsidiaries. Helios has the authority to establish additional Subsidiaries as required to hold Projects, subscribers, and non-government-owned assets in alignment with its commercial and operational strategies. Helios represents and warrants that it has the capacity to form Subsidiaries as necessary to meet its obligations under this Agreement. Upon formation, such Subsidiaries will be duly organized, validly existing, and in good standing under applicable Laws. Helios will promptly notify Energea upon forming a Subsidiary and ensure compliance with all Loan Document obligations, including providing any related documentation reasonably requested by Energea.

c)     Other Subsidiaries. Other than the Subsidiaries set forth on "Schedule 3 - Existing Subsidiaries", Helios has no Subsidiaries and does not own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, limited liability company, joint venture or other non-corporate business enterprise.

5.1.3      Legal and Operational Compliance

a)     Authorization of Transactions. The execution, delivery and performance by Helios of the applicable Loan Documents, and the consummation by Helios of the transactions contemplated hereby (if applicable) and thereby, have been or will be duly authorized by all necessary corporate bodies. The execution and delivery of the Loan Documents and the consummation of the transactions contemplated by such Loan Documents and the performance by Helios of its obligations under such Loan Documents, do not and will not result in or constitute

                                                   i.         a violation of or a conflict with any provision of the by-laws of Helios's governing documents,

                                                 ii.         a breach of, a loss of rights under, or constitute an event, occurrence, condition or act which is or, with the giving of notice, the lapse of time or the happening of any future event or condition, would become, a default under, any term or provision of any (A) material Contract or material Permit, or (B) Corporate Debt to which, in each case, Helios is a party or by which Helios is bound or

                                                iii.         a violation (A) in any material respect of, any applicable Law or (B) any order, judgment, writ, injunction, decree or award, in each case, binding upon or applicable to Helios, any of its subsidiaries, or any Project.

b)    Governmental Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or Person is required to be made or obtained by a Helios in connection with the execution, delivery and performance of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents.

c)     Compliance with Laws. Helios and its Subsidiaries are in compliance in all material respects with all applicable Laws. Helios has obtained all material Permits, consents, approvals, and authorizations, as listed in "Schedule 10 - Permits and Approvals", made all necessary declarations or filings, and given all required notices to all Governmental Authorities necessary to continue its operational activities.

d)    Legal Claims. There is no pending or, to Helios's knowledge, threatened Legal Claim against Helios, Subsidiaries, or Project (including any third parties involved with a Project) that would reasonably be expected to result in:

                                                   i.         a material adverse effect on Helios's ability to comply with its obligations under this Agreement;

                                                 ii.         non-compliance with the financial covenants in Section 5.4 (Financial Covenants), as reasonably determined by Energea; or

                                                iii.         a Default or Event of Default under this Agreement.

Neither Helios, nor any of its subsidiaries or Projects is subject to any outstanding judgment, order, or decree that would materially adversely affect its business, operations, or financial condition, or that would result in a Default or Event of Default under this Agreement.

e)     Contracts and Obligations. Except as set forth on "Schedule 6 - Contracts and Obligations", neither Helios, nor any Project, nor any of their respective property or assets, is bound by or subject to any Contract. All Contracts listed on "Schedule 6 - Contracts and Obligations":

                                                   i.         are in full force and effect; and

                                                 ii.         represent the valid and binding obligations of each party thereto, except as limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium, and other Laws of general application affecting the enforcement of creditors' rights generally; and (B) Laws governing the availability of specific performance, injunctive relief, or other equitable remedies.

Helios, or to Helios's best knowledge, any other party to a Contract listed on "Schedule 6 - Contracts and Obligations", is not in material breach of, material default under, or noncompliance with any such Contract. Neither Helios nor any of its Subsidiaries or Projects has received any claim or notice alleging material breach, material default, or noncompliance under any Contract listed on "Schedule 6 - Contracts and Obligations". Additionally, no event has occurred, whether individually or in combination with other events, that would reasonably be expected to result in a material breach or default under, the termination, acceleration, modification, or cancellation of, or noncompliance with any Contract listed on "Schedule 6 - Contracts and Obligations", with or without notice, lapse of time, or both.

True, correct, and complete copies of each Contract listed on "Schedule 6 - Contracts and Obligations", including all amendments and modifications, have been provided to Energea.

f)     Environmental Compliance. Neither Helios, its Subsidiaries, or Projects, to the best of Helios's knowledge, any previous owners or operators of its Projects or Subsidiaries, have ever used any property or asset owned by Helios, its subsidiaries, or its Projects for the disposal, production, storage, handling, treatment, release, or transport of hazardous waste or hazardous substances, except in compliance with applicable Laws. No property or asset owned by Helios, its subsidiaries, or its Projects has ever been designated or identified under any environmental protection Law as a hazardous waste or hazardous substance disposal site, or as a candidate for closure under such Laws. No Lien arising under any environmental protection Law has attached to the revenues, real property, or personal property owned by Helios, its subsidiaries, or its Projects. Furthermore, neither Helios nor its subsidiaries have received any summons, citation, notice, or directive from any Governmental Authority regarding any action or omission resulting in the release or improper disposal of hazardous waste or hazardous substances into the environment.

g)    Sanctions Compliance. Neither Helios nor any of its officers, agents, representatives, directors, partners, managers, or equity holders:

                                                   i.         is a person named on the list of Specially Designated Nationals or Blocked Persons maintained by the U.S. Department of the Treasury's Office of Foreign Assets Control ("OFAC") available at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html, or as otherwise published from time to time;

                                                 ii.         is (A) an agency of the Governmental Authority of a country, (B) an organization controlled by a country, or (C) a Person resident in a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/eotffc/ofac/sanctions/index.html, or as otherwise published from time to time, as such program may be applicable to such Governmental Authority or Person; or

                                                iii.         derives any of its assets or operating income from investments in or transactions with any such country, agency, organization or person; and none of the proceeds from the Advances will be used to finance any operations, investments or activities in, or make any payments to, any such country, Governmental Authority or Person.

h)    Defaults and Material Adverse Effects. No Default, Event of Default, or Material Adverse Effect exists as of the date hereof. Furthermore, no event or condition has occurred or is reasonably likely to occur that would result in:

                                                   i.         A Default under this Agreement or any related Loan Document;

                                                 ii.         An Event of Default under this Agreement or any related Loan Document; or

                                                iii.         A Material Adverse Effect on Helios, Subsidiary, or Project.

5.1.4      Financial Condition and Liabilities

a)     Indebtedness and Liens.

                                                   i.         Helios has no liabilities for Corporate Debt outside the Loan Documents, and none of its assets or those of the Subsidiaries are subject to Liens other than those disclosed in this Agreement.

                                                 ii.         The Trust shall hold all Collateral free of encumbrances except for Energea's Liens.

b)    Solvency and Capital Adequacy. Helios is solvent, with sufficient assets to meet their respective obligations. The fair salable value of its assets (including goodwill, net of disposition costs) exceeds the fair value of its liabilities. Helios will not be left with unreasonably small capital after the transactions contemplated by this Agreement, and it is able to pay its debts (including trade debts) as they mature. The transfer of Collateral to the Trust shall not render Helios insolvent.

c)     Financial Statements. All financial statements delivered by Helios to Energea fairly present, in all material respects, the consolidated financial condition and results of operations of Helios. There has not been any material deterioration in the financial condition of Helios since the date of the most recent financial statements submitted to Energea.

d)    Taxes. Helios has timely filed all required income and other material Tax Returns and has timely paid, or made adequate provisions for the payment of, all Taxes owed by Helios or its Subsidiaries, except for any Taxes that are being diligently contested in good faith through appropriate proceedings and for which adequate reserves, calculated in accordance with IFRS, have been set aside. Helios is not aware of any Legal Claim regarding Taxes or adjustments proposed for any prior tax years that could reasonably be expected to result in additional Taxes becoming due and payable. Any contested Taxes or liabilities shall be disclosed in "Schedule 7 - Tax Liabilities".

e)     Real Property and Collateral Ownership. As of the date hereof, the real property listed on "Schedule 5 - Real Property and Collateral Ownership" constitutes all of the real property that is owned, leased, subleased, or used by Helios. Helios has valid and legal title to all real property owned by it and possesses such title as is necessary or desirable for the conduct of its business. Helios also holds valid and legal title to all of its material personal property and assets.

With respect to any leased or subleased real property described on "Schedule 5 - Real Property and Collateral Ownership", Helios has a valid and enforceable leasehold estate or interest and enjoys peaceful and undisturbed possession of all such leased or subleased real property. Neither Helios nor any lessor or sublessor has exercised any option, right of first offer, or right of first refusal contained in any Lease, nor has any notice of such exercise been given.

All buildings, structures, fixtures, and other improvements included in the real property described on "Schedule 5 - Real Property and Collateral Ownership" (collectively, the "Improvements") are in compliance in all material respects with all applicable Laws, including those pertaining to health and safety, zoning, building, and construction requirements. The Improvements are, in all material respects, structurally sound, in good operating condition and repair (ordinary wear and tear excepted), free from latent and patent defects, suitable for the purposes for which they are currently being used and maintained in accordance with normal industry practices.

Project Information. Helios shall prepare and deliver periodic reports to Lender as set forth in "Schedule 8 - Project Information" ("Project Information"). "Schedule 8 - Project Information" specifies the required metrics and reporting formats for all active and planned Projects, including subscriber metrics, energy system performance, financial data, and operational updates.

5.1.5      Accuracy of Representations and Forward-Looking Information. No written representation, warranty, or other statement made by a Helios in any certificate or written statement delivered to Energea (other than forward-looking information and financial projections), as of the date such representation, warranty, or statement was made, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not materially misleading in light of the circumstances under which they were made.

Energea acknowledges that any forward-looking information or projections provided by Helios are based on good faith estimates and assumptions that Helios believes to be true, correct, and reasonable as of the date such projections or assumptions were made. However, actual results during the periods covered by such projections and forecasts may differ materially from those projected or forecasted.

5.2  Affirmative Covenants

5.2.1      Helios Reporting Requirements. Helios shall prepare and deliver reports to Energea as specified below:

a)     Annual Financial Statements. As soon as practicable, but in any event within ninety (90) days after the end of each fiscal year:

                                                   i.         Helios (Corporate Level):

A.   An audited balance sheet as of the end of the fiscal year;

B.    Audited statements of income and cash flows for the fiscal year, accompanied by commentary on Helios's operations; and

C.    A schedule of sources and applications of funds for the fiscal year.

                                                 ii.         The Trust (Trust Level):

A.   A financial statement detailing the Trust Account's balance, cash flows, and allocations during the fiscal year; and

B.    A report on compliance with the Trust Agreement, including fund utilization and repayment obligations.

All statements shall be prepared in accordance with IFRS and in a form reasonably satisfactory to Energea.

b)    Quarterly Financial Statements. As soon as practicable, but in any event within thirty (30) days after the end of each fiscal quarter:

                                                   i.         Helios: Unaudited balance sheet and statements of income and cash flows, accompanied by a report on significant operational updates.

                                                 ii.         The Trust: Unaudited financial updates on the Trust Account, including cash flow, fund allocation, and repayment performance.

These statements may be subject to normal year-end audit adjustments and need not include all footnotes required by IFRS.

c)     Monthly Reports. As soon as practicable, but in any event within ten (10) days after the end of each month:

                                                   i.         updates on the status of Projects;

                                                 ii.         Details of investments, anticipated completion costs, and estimated returns for each Project;

                                                iii.         Any significant operational changes or developments affecting Helios's performance.

                                                iv.         Bank statements for Helios's operational accounts.

                                                  v.         The Financial Certificate confirming compliance with the DSCR and DSCCR as required under Section 5.4.

d)    Tax Returns. Within thirty (30) days after filing, Helios shall provide Energea with copies of its Tax Returns, including schedules and supporting documentation, and shall ensure that copies of any Subsidiary's Tax Returns are also submitted within the same timeframe. All such submissions shall be in a format reasonably satisfactory to Energea.

e)     Material Events. Notification within five (5) Business Days of becoming aware of any event or condition reasonably likely to cause a Default, an Event of Default, or a Material Adverse Effect.

f)     Other Reports. Any additional reports reasonably requested by Energea, including financial, operational, Project-specific, social impact, or government subsidies reports, with Helios addressing their respective roles and obligations.

g)    Information Requests. Any additional information reasonably requested by Energea within ten (10) Business Days of a written request, provided such disclosure does not adversely affect attorney-client privilege.

h)    Executive Certification of Reports. The financial statements described in Sections 5.2.1(a)(i), and 5.2.1(a)(ii), shall be certified by an executive officer of Helios as presenting fairly, in all material respects, the financial condition of such Helios (on a consolidated basis) as of the respective dates, and the results of operations of such Helios (on a consolidated basis) for the respective periods then ended. For the financial statements described in Sections 5.2.1(a)(i) and 5.2.1(a)(ii), such certification shall acknowledge that they are subject to normal year-end adjustments and may exclude footnotes. The certifications shall confirm compliance with all applicable financial covenants under Section 5.4 of this Agreement.

5.2.2      Legal Compliance. Helios shall maintain its legal existence and good standing in its respective jurisdictions of formation and shall ensure that all required qualifications are maintained in each jurisdiction where failure to do so could reasonably be expected to result in a Material Adverse Effect. Helios shall comply and shall cause each Subsidiary or Project under their management or administration to comply, in all material respects with all applicable Laws and Permits.

Helios shall ensure strict compliance with all relevant Laws governing financial transactions, securities, and fiduciary obligations. Helios shall obtain and maintain all Permits necessary for the conduct of their respective businesses and the operation of all Projects.

Helios shall take all necessary actions to preserve and maintain its assets, operational capabilities, and legal compliance to ensure uninterrupted operations and adherence to all applicable legal and regulatory requirements.

5.2.3      Taxes. Helios shall make due and timely payment or deposit of all income and other material Taxes required by applicable Law, including withholding Taxes. Helios shall also ensure that all Subsidiaries and Projects under its management or administration comply with applicable tax obligations. Upon request by Energea, and within three (3) Business Days, Helios shall deliver appropriate certificates or documentation attesting to such payments or deposits.

Taxes that are being diligently contested in good faith through appropriate proceedings, for which adequate reserves have been calculated in accordance with IFRS, shall not constitute a violation of this covenant, provided that such contestation does not materially jeopardize Helios's obligations under this Agreement.

5.2.4      Formation or Acquisition of Subsidiaries by Helios. Notwithstanding and without limiting the negative covenants contained in Section 5.3.4 hereof, at the time that Helios forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary, Helios shall adhere to the following requirements:

a)     Formation of Subsidiaries. At Energea's request, and as required to maintain compliance with this Agreement, Helios shall form additional Subsidiaries to hold new Projects, subscribers, and assets not owned by the government. Helios shall use its reasonable discretion in determining the commercial and operational strategies governing the formation of these Subsidiaries, provided that such strategies align with Energea's requirements.

b)    Use of Subsidiaries. Helios shall ensure that all new Projects, subscribers, and assets not owned by the government are held in either Existing Subsidiaries or newly formed Subsidiaries ("Conditional Subsidiaries"). These Subsidiaries shall comply with all requirements under the Loan Documents, including granting security interests, transferring assets, and entering into necessary agreements.

c)     Transfer to the Trust. Helios shall promptly transfer ownership or control of all newly formed or acquired Subsidiaries, including all assets, subscribers, and associated rights, to the Trust as part of the Collateral under this Agreement. Such transfers shall be made in compliance with the Trust Agreement, ensuring that all revenues, assets, and receivables from these Subsidiaries are managed and administered by the Trust.

d)    Notification to Energea. Helios shall promptly notify Energea of the formation or acquisition of any Subsidiary and provide all supporting documentation requested by Energea to verify compliance with this section.

e)     Governance of Subsidiaries. Helios shall ensure that the governance and operation of all Subsidiaries remain consistent with the terms of this Agreement and do not interfere with Energea's rights or remedies under the Loan Documents.

5.2.5      Insurance. Helios, at its expense, shall:

a)     Maintain General Insurance Policy. Helios shall maintain insurance policies for its property, assets, operations, and those of its Subsidiaries, against loss or damage caused by fire, theft, explosion, sprinklers, and all other hazards and risks. Such coverage shall be in amounts and of a type customary for businesses similar to Helios's operations and conducted in the same or similar locations. This insurance shall also cover Helios's and its Subsidiaries' business operations, ownership, and use of their assets.

b)    Maintain Insurance for Subscriber Systems. Helios shall use commercially reasonable efforts to maintain insurance policies for subscriber systems installed as part of its Projects. This insurance shall protect against loss or damage caused by fire, theft, natural disasters, and other hazards or risks, consistent with customary practices for similar renewable energy assets in comparable locations. If Helios determines that insurance premiums for subscriber systems are commercially and financially unreasonable, unsustainable, or unavailable, it may propose alternative risk mitigation measures for Energea's approval. Such alternatives shall apply only to subscriber systems and may include:
                                                   i.         Establishing reserves specifically designated for the replacement or repair of uninsured systems;

                                                 ii.         Offering additional collateral or guarantees to secure obligations;

                                                iii.         Implementing operational measures, such as enhanced monitoring, maintenance, or disaster recovery protocols, to minimize potential risks.
Energea may request insurance coverage for specific high-value subscriber systems or categories of assets if alternative measures are deemed insufficient. Helios's obligations under this subsection are limited to subscriber systems and do not affect the general insurance requirements in subsection 5.2.5(a).
c)     Energea's Rights and Additional Insured Status. Ensure that all insurance policies required under this section:

                                                   i.         Include a Energea's loss payable endorsement in favor of Energea, in a form reasonably satisfactory to Energea, naming Energea as an additional loss payee.

                                                 ii.         For liability insurance policies, name Energea as an additional insured.

                                                iii.         Require the insurer to notify Energea at least twenty (20) days in advance of any cancellation, or ten (10) days for cancellation due to non-payment of premiums.

d)    Evidence of Insurance. Upon Energea's request, Helios shall deliver:

                                                   i.         Certified copies of all applicable insurance policies.

                                                 ii.         Evidence of payment of all premiums for such policies.

e)     Proceeds Application. Ensure that any proceeds payable under such insurance policies that are not legally obligated to be paid to another Person shall, at Energea's option:

                                                   i.         Be paid to the Trust, to be held and administered in accordance with the Trust Agreement; or

                                                 ii.         Be paid directly to Energea and applied to the Obligations under this Agreement.

5.2.6      Inspection. To ensure compliance with this Agreement and protect Energea's security interests, Helios shall provide Energea with access to books, records, and operational information, as outlined below:

a)     Maintenance of Records. Helios shall, and shall cause its Subsidiaries, Projects, and Subsidiaries to, at all times, keep proper books and records with sufficient detail to reflect their financial condition, operations, and activities, and to include such information and statements as Energea may reasonably request with respect to the Obligations or Energea's Lien in the Collateral. The Trust shall maintain accurate records of all financial activities related to the Collateral, including proceeds and payments administered through the Trust Account, in accordance with the Trust Agreement.

b)    Location of Records and Offices. Helios shall, during the Term of this Agreement, keep Energea currently and accurately informed in writing of:

                                                   i.         Each location where Helios's, its Subsidiaries', or its Projects' records related to accounts, contract rights, or operations are kept; and

                                                 ii.         Each location of their respective places of business.

Helios shall not remove such records to another location, change the location of its chief executive office, or open, close, move, or change any existing or new place of business without the prior written consent of Energea, except as otherwise permitted by the Assignment of Accounts Receivable.

c)     Field Examinations and Inspections. Energea shall have the right to conduct field examinations and inspections of the books, records, and operations of Helios, its Subsidiaries, and its Projects during the Term of this Agreement. The reasonable costs of such field exams and inspections shall be paid by Helios.

d)    Authorization for Information Access. Helios hereby irrevocably authorizes and directs all accountants and auditors employed or engaged by Helios, its Subsidiaries, or its Projects during the Term of this Agreement and all data processing centers or other persons possessing relevant information regarding the financial condition of Helios, its Subsidiaries, or its Projects, to deliver copies of all materials in their possession to Energea upon Energea's reasonable request.

e)     Trust Oversight. The Trust, acting through its Trustee, shall provide Energea with access to all records and documentation related to the Trust Account and the administration of the Collateral upon Energea's reasonable request, in accordance with the terms of the Trust Agreement.

5.2.7      Intellectual Property Rights. Helios shall (and shall cause its Subsidiaries, Projects, and Subsidiaries to):

a)     Protect, defend, and maintain the validity and enforceability of all intellectual property rights necessary for the conduct of their respective businesses and operations; and

b)    Promptly notify Energea in writing of any material infringements of such intellectual property rights.

The Trust shall have no obligation with respect to intellectual property rights, as its role is limited to the administration and management of Collateral in accordance with this Agreement and the Trust Agreement.

5.2.8      Maintenance of Collateral

a)     Helios shall:

                                                   i.         Keep all tangible assets used in its operations, including assets of its Subsidiaries, Projects, and Subsidiaries, in good repair, working order, and condition (ordinary wear and tear excepted);

                                                 ii.         Promptly notify Energea (within five (5) Business Days) of any loss or damage to, or any occurrence that could reasonably be expected to materially adversely affect the value of, any substantial portion of such tangible assets or its ability to operate any Project.

b)    The Trust, acting through its Trustee, shall:

                                                   i.         Monitor and manage the financial aspects of the Collateral, including ensuring compliance with the Trust Agreement, but shall not be responsible for the physical maintenance or condition of tangible assets held by Helios or its Subsidiaries;

                                                 ii.         Promptly inform Energea if any financial or administrative issues arise that may adversely affect the Collateral's value or the Trust's ability to fulfill its fiduciary obligations.

5.2.9      Notification of Material Adverse Effects. Helios shall promptly furnish written notice to Energea of the following events or developments:

a)     Defaults and Events of Default. The occurrence of any Default, Event of Default, or default under any Loan Document.

b)    Collateral Damage or Proceedings. The occurrence of any damage to any portion of the Collateral or the commencement of any action or proceeding for the taking of any Collateral that could reasonably impact Helios's ability to satisfy the financial covenants set forth in Section 5.4 (as determined by Energea).

c)     Business Failures or Insolvency Events. Any suspension of business, assignment for the benefit of creditors, dissolution, petition in receivership, or any proceeding under insolvency or bankruptcy Law by or against Helios, or any act indicating Helios has become insolvent or unable to pay its debts as they mature.

d)    Developments Causing Material Adverse Effect. Any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

e)     Legal Claims. The initiation or continuation of any Legal Claim by or before any arbitrator or Governmental Authority against or affecting Helios or any of its subsidiaries (or any of their respective assets) that could reasonably impact Helios's ability to satisfy the financial covenants set forth in Section 5.4 (as determined by Energea).

Accompanying Statement. Each notice delivered under this Section 5.2.10 shall be accompanied by a statement of an executive officer of Helios describing in reasonable detail the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

5.2.10   Environmental. To ensure compliance with applicable environmental laws and safeguard Energea's interests, Helios and its Subsidiaries shall adhere to the following obligations:

a)     Compliance with Environmental Laws. Helios shall, and shall cause its Subsidiaries, Projects, and Subsidiaries to:

                                                   i.         Use and operate all facilities and property in compliance in all material respects with applicable environmental Laws and other similar Laws;

                                                 ii.         Obtain, maintain, and ensure the effectiveness of all necessary Permits and authorizations related to environmental matters; and

                                                iii.         Remain in compliance in all material respects with such Permits and Laws.

b)    Indemnification of Energea. Helios agrees to indemnify and hold Energea and each of its Affiliates harmless from all liability, loss, cost, damage, and expense (including attorneys' fees and costs of litigation) arising from:

                                                   i.         Any violation by Helios, its Subsidiaries, Projects, or Subsidiaries of any environmental Law or similar Law, including any Liens by any Governmental Authority arising from the presence of hazardous materials; or

                                                 ii.         The presence of hazardous materials located on or emanating from premises owned or controlled by Helios, its Subsidiaries, Projects, or Subsidiaries.

c)     Reimbursement of Energea's Costs. Helios further agrees to promptly reimburse Energea (within three (3) Business Days following written demand) for any reasonable and documented out-of-pocket costs incurred by Energea in connection with the foregoing. Such costs shall be added to the amount of the indebtedness secured by the Collateral.

d)    Continuous Obligations. Helios's obligations under this section shall remain in full force and effect and shall survive the repayment of all Obligations to Energea.

5.2.11   Approved Accounts. To ensure compliance with applicable foreign exchange regulations, Helios shall adhere to the following requirements:

a)     Scope of Approved Accounts: Approved Accounts include all operational and financial accounts maintained by Helios and the Trust, as listed in "Schedule 11 - Bank Accounts". These include:

                                                   i.         Helios Operational Accounts (domestic and Foreign Accounts); and

                                                 ii.         Trust Accounts, established after the Trust is formed.

Any additions or changes to the Approved Accounts must be pre-approved by Energea in writing.

b)    Use of Approved Accounts:

                                                   i.         Helios Operational Accounts: Helios shall establish and maintain Approved Accounts for its operational needs, including payments for equipment, receipt of funds, and other transactions necessary for compliance with this Agreement.

                                                 ii.         Trust Accounts: The Trust shall establish and maintain accounts exclusively for the administration of Collateral and Trust-related financial activities. Trust Accounts shall be added to "Schedule 11 - Bank Accounts" once the Trust is established and its accounts are opened, subject to Energea's prior written approval.

c)     Compliance with Foreign Exchange Regulations:

                                                   i.         Registration: Helios shall register all Approved Accounts, including Trust Accounts and Foreign Accounts, with the Banco de la República as required by Colombian law.

                                                 ii.         Reporting: Helios and the Trust shall ensure that all transactions conducted through Approved Accounts are reported and reconciled with the Banco de la República, including the submission of Form 10 (Formulario No. 10) and any other required reports

5.2.12   Right of First Refusal. The obligations set forth in this Section 5.2.13 apply exclusively to Helios and its Subsidiaries or Subsidiaries (as applicable). The Trust, acting through its Trustee, is not responsible for initiating, negotiating, or consummating Applicable Debt Financing transactions. However, the Trust shall cooperate in providing access to financial records or information related to the Collateral if requested by Energea during the ROFR Period or in connection with Energea's due diligence.

Helios hereby grants Energea the exclusive first right to be Energea in any transaction regarding Indebtedness of the type described in subclause (a) of the definition of Indebtedness or any debt financing transactions with respect to the purchase of any assets (each, an "Applicable Debt Financing") until the expiration of the Term of this Agreement.

a)     If Helios desires to consummate an Applicable Debt Financing and has not received a bona fide third-party offer, Helios shall provide Energea with written notice of its intent to consummate such financing, including the proposed amount of the Applicable Debt Financing. Energea shall have ten (10) Business Days from receipt of such notice to provide Helios with the amount of such Applicable Debt Financing as an Advance under the terms and conditions set forth in this Agreement (except that the Maximum Aggregate Advance Amount shall be increased by the amount of the Applicable Debt Financing).

b)    If Helios receives a Bona Fide Offer regarding an Applicable Debt Financing (a "Third-Party Offer"), Helios shall provide prompt written notice to Energea (but in any event within five (5) Business Days of receipt), which shall include a copy of the Bona Fide Offer. Energea shall have fifteen (15) calendar days from receipt of such notice to elect to provide the Applicable Debt Financing on the terms and conditions set forth in the Bona Fide Offer (and such other terms and conditions as are standard and customary in similar transactions). If Energea elects to provide the Applicable Debt Financing, Helios shall provide Energea with a period of thirty (30) calendar days (the "ROFR Period") to finalize the financing arrangements and all applicable transaction documents on the terms and conditions set forth in the Bona Fide Offer (and such other terms and conditions as are standard and customary in similar transactions).

During the ROFR Period, Energea shall have the right to conduct due diligence on Helios, its Subsidiaries, Projects, and Subsidiaries. Helios shall (and shall cause its Subsidiaries and Subsidiaries to) comply with all due diligence requests received from Energea. In the event that due diligence requests made by Energea are not met on a timely basis, Energea may, at its sole discretion, extend the initial thirty (30) calendar day period to finalize the financing agreements and transaction documents for an additional thirty (30) calendar days.

Helios agrees not to accept any Third-Party Offer without first offering it to Energea in accordance with this Section 5.2.13 or during the ROFR Period. Helios shall not negotiate with or enter into any Contract (whether binding or non-binding) with any third party concerning a Third-Party Offer without first offering the Applicable Debt Financing opportunity to Energea under the terms of this Section 5.2.13.

c)     If Energea decides not to consummate the transactions contemplated by the Third-Party Offer, Helios shall have a period of thirty (30) calendar days to consummate the Third-Party Offer on the terms and conditions set forth in the Bona Fide Offer. If the transactions contemplated by the Third-Party Offer are not consummated within thirty (30) calendar days or if there are any modifications to the Bona Fide Offer, Helios must re-offer the Third-Party Offer to Energea in accordance with this Section 5.2.13.

d)    Bona Fide Offer Definition. A "Bona Fide Offer" is any written proposal by a third party that is not a Related Party or affiliated with a, containing reasonably detailed terms and conditions (including the aggregate amount of the Applicable Debt Financing, the interest rate, and the Liens granted in connection therewith) and accompanied by proof of funds or financing capability.

e)     Restriction on Third-Party Financing. Notwithstanding compliance with this Section 5.2.13, no Applicable Debt Financing or Third-Party Offer may be consummated if Energea determines that such financing would result in a Material Adverse Effect or negatively impact Helios's ability to satisfy the financial covenants set forth in Section 5.4.

5.3  Negative Covenants. Helios (unless otherwise specified herein) shall not (and shall ensure that each of its Subsidiaries or Projects shall not):

5.3.1      Incur Unauthorized Indebtedness: Incur or have any obligation with respect to any Indebtedness other than:

a)     Indebtedness evidenced by the Loan Documents; or

b)    Indebtedness incurred in compliance with Section 5.2.13.

5.3.2      Allow Unauthorized Liens: Permit to exist any Liens on the assets of Helios, any of its Subsidiaries, or any Projects, except for Liens granted in connection with Indebtedness incurred in compliance with Section 5.2.13.

5.3.3      Modify Payment Schedules: Make or permit any repayments or advance payments of amounts owed under "Schedule 4 - Existing Corporate Debt" that differ from the payment schedules specified therein or amend or modify the payment schedules without prior written approval from Energea.

5.3.4      Make Unauthorized Loans or Investments: Make any loan to or investment in any Person or provide payment in exchange for capital securities, Indebtedness, or any other capital security (including, without limitation, any security convertible or exchangeable into or exercisable for any capital securities), or guarantee or become liable for any obligation of any Person, except for loans or investments made:

a)     By Helios to or in any of its Subsidiaries or Projects; or

b)    By a Subsidiary to or in any Project in which such Subsidiary participates.

5.3.5      Make Unauthorized Compensation Increases: Make or permit any Compensation Increase other than a Permitted Compensation Increase.

5.3.6      Make Distributions: Make any Distribution, whether in the form of dividends, returns of capital, profit sharing, or any other transfer of funds or assets to equity holders or Affiliates, except as expressly permitted under this Agreement. For clarity, "Distribution" includes, but is not limited to:

a)     Dividends or distributions in cash or other property;

b)    Payments or transfers to equity holders in connection with any repurchase, redemption, or acquisition of equity securities;

c)     Allocations or transfers to Affiliates, directors, or officers not directly related to Helios's ordinary course of business operations; and

d)    Any other transfer of value to equity holders or Affiliates that diminishes Helios's to meet obligations under this Agreement.

5.3.7      Assign Contracts or Economic Rights: Make any assignment of Contracts, Economic Rights, or individual users and clients of Projects.

5.3.8      Enter or Amend Related Party Transactions: Enter into a Related Party Transaction or modify any existing Related Party Transaction, all of which are listed on "Schedule 9 - Related Party Transactions".

5.3.9      Conduct Prohibited Business Activities: Conduct any business activity other than implementing and maintaining the Projects (for Subsidiaries) or the activities specifically authorized for Helios under this Agreement.

5.3.10   Fail to Maintain Insurance: Fail to keep in full force and effect property and liability insurance.

5.3.11   Fail to Pay Taxes: Fail to pay required income or any other material Taxes, except for amounts being contested in good faith through appropriate proceedings with adequate reserves as required by IFRS.

5.3.12   Engage in Unauthorized Mergers or Dispositions: Helios shall not, directly or indirectly, without the prior written consent of Energea:

a)     Unauthorized Mergers or Consolidations: Enter into any merger, consolidation, or joint venture with any Person, except as expressly permitted under this Agreement.

b)    Liquidation or Dissolution: Liquidate, wind-up, dissolve, or undertake any similar action that materially affects Helios's, its Subsidiaries' or any Project's operational continuity or Energea's security interest.

c)     Asset Dispositions: Dispose of any assets (in one transaction or a series of transactions) with an aggregate fair market value greater than USD $100,000 per fiscal year. The following exceptions shall apply:

                                                   i.         Dispositions of obsolete or excess equipment no longer used or useful in operations;

                                                 ii.         Transfers permitted under this Agreement, such as those required to implement the Projects or as part of ordinary business operations, provided such transfers do not impair Helios's financial position or Energea's security interest.

d)    Asset Acquisitions: Acquire all or substantially all of the assets constituting a business, division, branch, or other unit of operation of any Person, unless:

                                                   i.         The acquisition is necessary to implement or expand the Projects as contemplated under this Agreement;

                                                 ii.         Helios obtains Energea's prior written approval; and

                                                iii.         The acquisition does not result in a Material Adverse Effect, violate any covenant in this Agreement, or impair Helios's ability to meet obligations hereunder.

5.3.13   Enter Unauthorized Contracts or Transactions: Enter into or commit to any Contract or transaction (whether written or oral) providing any Related Party, Governmental Authority, or other Person with a commission, royalty, or payment outside the general course of business.

5.3.14   Amend Governance Documents: Amend either Helios's by-laws or other governance documents in a manner adverse to Energea's interests under the Loan Documents.

5.3.15   Limit Energea's Step-In Rights: No Helios shall take any action or allow any director or shareholder to take action limiting Energea's Step-In Rights, altering the rights of the Step-In Assigned Manager, or removing the Step-In Assigned Manager without Energea's prior written consent. This clause does not apply to the appointment, reassignment, or removal of the Operational Assigned Manager, which remains under the governance framework of Helios during normal operations, as specified in this Agreement.

5.3.16   Change Legal Information Without Notice: Helios shall not, without complying with the requirements below:

a)     Relocation or Incorporation Changes: Relocate their chief executive office, change their state or jurisdiction of incorporation, or amend their legal name, without providing Energea with at least thirty (30) days prior written notice and obtaining confirmation from Energea that such changes will not impair Helios's obligations or Energea's security interests.

b)    Fiscal Year Changes: Change the date on which their fiscal year ends without the prior written consent of Energea.

c)     Regulatory Compliance: Undertake any of the changes listed above without ensuring compliance with applicable legal and regulatory requirements, including but not limited to providing Energea with all supporting documentation reasonably required to update filings, registrations, and notices necessary to protect Energea's interests.

5.3.17   Issue Unauthorized Securities: Issue any equity security or other capital security, or any security convertible into or exchangeable for such equity or capital security, if such securities are not subject to the Equity Pledge Agreement.

5.3.18   Issue Contradictory Trust Instructions: Issue instructions to the Trust or Trust Account that contradict the Trust Agreement, irrevocable instructions established therein, or otherwise modify or terminate the Trust Agreement without the prior written consent of Energea.

5.3.19   Fail to Comply with Laws: Fail to comply in any material respect with any applicable Law or Permit.

5.4  Financial Covenants

5.4.1      Debt Service Coverage Ratio (DSCR): Helios shall maintain a minimum DSCR of 1.4 to 1, tested over a trailing 12-month period, throughout the Term.

5.4.2      Debt Service Corporate Coverage Ratio (DSCCR): Helios shall maintain a minimum DSCCR of 1.4 to 1, tested over a trailing 12-month period, throughout the Term.

5.4.3      Reserve Requirement:

a)     Maintenance of Reserve: Helios shall maintain an aggregate balance in the Trust Account (the "Reserve") at all times equal to the sum of the Service of Debt for the previous month multiplied by three (the "Reserve Threshold"). For the avoidance of doubt, if the Service of Debt for the previous month was $100, the Reserve Threshold shall be $300.

                                                   i.         Replenishment Obligation: If the balance in the Trust Account falls below the Reserve Threshold ("Reserve Shortfall"), Helios shall replenish the Reserve within the Cure Period specified in Section 6.4 by depositing or transferring sufficient funds into the Trust Account to restore the Reserve to the Reserve Threshold. Helios may use proceeds from Working Capital Advances under this Agreement to replenish the Reserve, provided such usage does not result in a breach of other covenants in this Agreement, including Debt-to-Equity Ratio and Lien Priority requirements. Prior written approval from Energea is required for any such transaction.

                                                 ii.         Monitoring and Notifications: The Trustee shall monitor the balance of the Reserve and provide timely written notice to Helios and Energea if the balance falls below the Reserve Threshold. The notice shall include the Reserve Shortfall amount and instructions for replenishment.

b)    Covenant Cure: Helios may cure a Default arising from a violation of this Section 5.4.3 by delivering a Cure Notice to Energea on or before the delivery of the applicable Financial Certificate. The Cure Notice shall include:

                                                   i.         The Reserve Shortfall to be deposited into the Trust Account; and

                                                 ii.         A calculation demonstrating that the deposit of the Reserve Shortfall would restore compliance with the Reserve Threshold for the relevant period. The calculation and Reserve Shortfall shall be subject to Energea's approval, which shall not be unreasonably withheld.

                                                iii.         Helios shall deposit the Reserve Shortfall into the Trust Account within the Cure Period specified in Section 6.4 to fully remedy the Default and ensure compliance with the Reserve Requirement.

c)     Extensions for Delayed Revenues: Helios may request an extension of the Cure Period for delays explicitly caused by assigned revenue sources (e.g., government payments) if:

                                                   i.         Helios provides evidence of a Tutela filed to recover overdue payments; and

                                                 ii.         Helios demonstrates good-faith efforts to replenish the Reserve, supported by reasonable documentation and ongoing communication with Energea.

6      Rights and Remedies

6.1  Rights and Actions Upon Default

6.1.1      Suspension of Advances: Upon the occurrence of any Default, Energea shall have no further obligation to make any additional Advances under this Agreement.

6.1.2      Acceleration Upon Event of Default: Upon the occurrence and continuance of an Event of Default, Energea may, at its sole discretion and without further action or notice to Helios (except as required under applicable Law), declare:

a)     The entire unpaid principal amount of all Advances;

b)    All accrued and unpaid interest; and

c)     Any other Obligations (even if not yet due) to be immediately due and payable.

6.1.3      Automatic Acceleration for Certain Events of Default: Notwithstanding the foregoing, if an Event of Default under subsections (e) or (f) occurs (related to bankruptcy, insolvency, or similar events), all payment Obligations under this Agreement shall automatically and immediately become due and payable in full without any declaration or further action by Energea.

6.1.4      Enforcement of Rights: Upon an Event of Default, Energea may exercise any and all rights and remedies available under this Agreement, any Loan Document, or applicable Law, including but not limited to:

a)     Seeking specific performance of any provision under this Agreement.

b)    Obtaining an injunction against any violation of the terms of this Agreement; or

c)     Pursuing any legal, equitable, or other appropriate proceeding to protect and enforce its rights, including the enforcement of security interests or collateral arrangements.

6.1.5      Waiver of Notice and Demand: Helios expressly waives any requirement for presentment, demand, protest, or notice of any kind in connection with Energea's enforcement of its rights or remedies under this Agreement or any Loan Document, except as explicitly required by applicable Law.

6.1.6      Enforcement Priorities: In addition to the enforcement mechanisms outlined in this Agreement, Energea may enforce its rights through the Secured Promissory Note attached as Exhibit C. Energea retains the discretion to prioritize enforcement mechanisms based on the nature of the Default, including:

a)     Direct enforcement of pledged collateral under the Asset Pledge Agreement or Equity Pledge Agreement;

b)    Enforcement of Accounts Receivable through the Trustee, in accordance with the Trust Agreement; or

c)     Direct judicial or extrajudicial enforcement of the Secured Promissory Note.

Energea shall notify Helios and the Trustee of its selected enforcement mechanism in writing. Energea's choice of enforcement does not preclude subsequent or simultaneous use of other remedies available under this Agreement or any Loan Document, provided such actions are permitted under applicable Colombian law and the Trust Agreement.

6.2  Actions Upon Payment Default Due to Governmental Delays. After the occurrence of a payment Default arising from delays or failures attributable to a Governmental Authority, Helios shall undertake the following actions:

6.2.1      Submission of Petition: Helios shall submit a formal right of petition (Derecho de Petición) to the competent Governmental Authority, requesting the disbursement of subsidies, acceleration of user registration and coding processes, or any other necessary relief to remedy the cause of the Default.

6.2.2      Initiation of Tutela: If no response is received from the applicable Governmental Authority within the fifteen (15) days prescribed under Colombian law, Helios shall promptly initiate a tutela action to compel a timely and substantive response to the submitted petition.

6.2.3      Reporting to Energea: Helios shall provide Energea with:

a)     A copy of the submitted petition.

b)    Evidence of the Governmental Authority's failure to respond within the prescribed period; and

c)     Documentation of the tutela action filed, including any interim or final resolutions.

6.3  Unconditional Nature of Obligations. All rights of Energea under this Agreement, the Lien hereunder, and all Obligations of Helios shall be absolute and unconditional, and shall not be affected by, or subject to, any of the following circumstances:

6.3.1      Invalidity or Illegality: Any illegality, invalidity, or unenforceability of any Obligation or any Loan Document.

6.3.2      Modifications or Changes: Any change in the time, place, or manner of payment of the Obligations, or any other term, or any rescission, waiver, amendment, or other modification of any Loan Document, including any increase in the Obligations resulting from additional credit, extensions, or otherwise.

6.3.3      Collateral Adjustments: Any taking, exchange, substitution, release, impairment, or failure to perfect any Collateral or other collateral, or any amendment, waiver, or modification of any guaranty for any part or all of the Obligations.

6.3.4      Disposition of Collateral: Any sale, disposition, or application of proceeds from any Collateral or other collateral to all or part of the Obligations.

6.3.5      Performance Issues: Any default, failure, or delay, willful or otherwise, in the performance of the Obligations by any Helios.

6.3.6      Defenses or Claims: Any defense, set-off, or counterclaim (other than the defense of payment or performance) that may be available to or asserted by a Helios against Energea.

6.3.7      Other Circumstances: Any other circumstance, including but not limited to:

a)     The operation of any statute of limitations;

b)    The manner of administering the Obligations; or

c)     The existence or reliance on any representation by Energea that could vary Helios's risk or provide a legal or equitable discharge of Helios, or any other grantor, guarantor, or surety.

6.4  Cure Periods. The Cure Periods section establishes the timeframes and conditions under which breaches of the Loan Agreement can be rectified without triggering a default.

6.4.1      Reporting and Administrative Defaults: For breaches of reporting obligations, minor administrative requirements, or other non-material compliance issues (as determined by Energea in its sole discretion), Helios shall have fifteen (15) Business Days after written notice from Energea to cure the default.

6.4.2      Material Breaches of Loan Documents: For material breaches of a Loan Document, such as failure to maintain insurance policies or obtain necessary permits, Helios shall have fifteen (15) Business Days after written notice from Energea to cure the default.

6.4.3      Payment Defaults: For defaults related to missed monthly payments of principal and interest on any Advance, Helios shall have ten (10) Business Days after the due date of such payment to cure the default. If Helios does not cure the default within five (5) Business Days, the Trustee shall make the payment from the Reserve on or before the end of the ten (10) Business Day cure period to prevent a Default. The Step-Up Interest Rate, as described in Section 2.4.6, shall accrue on the outstanding balance from the date of the missed payment and remain in effect until the Default is remedied.

6.4.4      Reserve Shortfalls: To prevent continuous depletion of the Reserve, Helios shall be subject to the following:

a)     If the Reserve is utilized by the Trustee to make a payment due to Helios's failure to cure a Payment Default within the 10-day cure period specified in Section 6.4.3, the Trustee shall issue a Cure Notice to Helios and Energea promptly upon Reserve utilization.

b)    Helios shall have ninety (90) Business Days from the date of each Cure Notice issued by the Trustee to restore the Reserve to the Reserve Threshold. Each utilization of the Reserve shall trigger a new Cure Notice and a separate 90-day replenishment period. However, no more than three (3) Cure Notices may be issued within any rolling twelve (12)-month period, as specified in Section 6.4.4(c).

c)     Utilization Cap: The Reserve may be utilized no more than three (3) times within any rolling twelve (12)-month period. Any utilization beyond this cap shall constitute a Default under the Agreement unless the Lender provides prior written approval.

d)    Increased Reserve Threshold: If the Reserve is utilized three (3) times within a rolling twelve (12)-month period, Helios shall increase the Reserve Threshold to an amount equal to six (6) months of the Service of Debt. Helios shall maintain this increased Reserve Threshold until no Reserve utilization occurs for a continuous period of twelve (12) months.

e)     Default and Enforcement: If the Reserve remains below the Reserve Threshold after the expiration of the 90-day period or if utilization exceeds the allowable cap, this shall constitute a Default under the Agreement, and the Trustee shall escalate enforcement actions, including requiring additional collateral or renegotiation of terms, as deemed necessary.

6.4.5      Collateral Default: For any event that constitutes a default related to Collateral (e.g., failure to register Liens, unauthorized transfer of Collateral, or a Lien priority issue), Helios shall have thirty (30) Business Days from the occurrence of such Collateral Default to cure it.

6.5  Reinstatement of Obligations. To the extent that any payment made by Helios to Energea, or any proceeds from Energea's enforcement of its Liens or exercise of its rights under this Agreement or any other Loan Document, is subsequently invalidated, deemed fraudulent or preferential, set aside, or required to be repaid (including pursuant to a settlement entered into by Energea at its discretion) in connection with any proceeding under bankruptcy, insolvency, reorganization, receivership, or similar Laws now or hereafter in effect, the following shall apply:

6.5.1      Revival of Obligations: The Obligations or portion thereof that were intended to be satisfied by such payment or proceeds shall be automatically reinstated and shall continue in full force and effect as if such payment or enforcement had not occurred.

6.5.2      Helios's Continuing Liability: Helios shall remain fully liable for the Obligations or portion thereof to the extent of such recovery, including any interest, costs, or other charges accrued thereon.

6.5.3      Scope of Reinstatement: This provision shall apply regardless of the nature of the invalidation, whether it arises from fraud, mistake, statutory preference, or other grounds, and shall preserve Energea's rights to recover the full amount of the Obligations as originally agreed.

6.6  Legal Claims and Reassignment of Collateral. Whenever Energea determines that it is desirable to institute a Legal Claim related to any Collateral or take any other action to effectuate the collection of Collateral, Energea may, at its sole discretion:

6.6.1      Reassignment to Helios: Reassign the specific item of Collateral in question to the applicable Helios. Any such reassignment shall:

a)     Be executed without any warranty or recourse to Energea under any circumstances; and

b)    Impose sole responsibility on Helios to pursue the Legal Claim or take the necessary action at Helios's liability, cost, and expense.

6.6.2      Lien Retention: Notwithstanding such reassignment, all amounts collected by Helios in connection with the reassigned Collateral shall remain subject to Energea's Lien and shall be promptly delivered to the Trust Account or otherwise applied as directed by Energea in accordance with this Agreement.

7      Payments Free and Clear of Taxes

7.1  Payments Without Deductions: All payments made by Helios under this Agreement and the Loan Documents shall be made free and clear of, and without deduction or withholding for, any present or future Taxes, except as required by applicable Law.

7.2  Obligation to Pay Taxes: In addition to the foregoing, Helios shall:

7.2.1      Pay promptly (and in any event, within three (3) Business Days following written demand by Energea) any Taxes imposed by any jurisdiction with respect to the execution, delivery, registration, performance, or enforcement of this Agreement or any Loan Document; and

7.2.2      Indemnify Energea against any liability for such Taxes, including any penalties, interest, or expenses incurred due to a Helios's failure to pay such Taxes promptly.

7.3  Evidence of Tax Compliance: Upon Energea's written request, Helios shall promptly furnish evidence, in a form reasonably satisfactory to Energea, that:

7.3.1      All requisite Taxes have been paid in full;

7.3.2      All necessary authorizations and approvals from, and filings or notices to, relevant Governmental Authorities or regulatory bodies related to such Taxes have been obtained or made; and

7.3.3      Helios is in full compliance with all applicable Tax obligations related to the Loan Documents.

7.4  Helios Responsibility for Tax Withholdings: If any applicable Law requires Helios to withhold or deduct Taxes from any payment under the Loan Documents, Helios shall:

7.4.1      Pay such additional amounts as necessary to ensure that Energea receives the full amount it would have received had no withholding or deduction been required; and

7.4.2      Timely pay the withheld or deducted amounts to the appropriate Governmental Authority and provide Energea with official receipts or other documentation evidencing such payments.

8       General Provisions

8.1  Successors and Assigns; No Third Party Beneficiaries. This Agreement, along with all rights, duties, and obligations arising hereunder or under any other Loan Document, shall be binding upon and enforceable by the parties hereto and their respective successors and permitted assigns, and shall inure to their benefit in accordance with the terms set forth below.

8.1.1      Assignment by Helios: Helios may not and shall not assign, delegate, or otherwise transfer its rights, duties, or obligations under this Agreement or any other Loan Document to any Person without the prior written consent of Energea, which may be granted or withheld in Energea's sole and absolute discretion. Any attempted assignment, delegation, or transfer by Helios in violation of this Section shall be null and void and of no effect.

8.1.2      Assignment by Energea: Energea may assign, delegate, or otherwise transfer its rights, duties, or obligations under this Agreement or any other Loan Document to any Person without the prior written consent of Helios.

8.1.3      Binding Effect: Subject to the foregoing, this Agreement is entered into for the benefit of the parties hereto and their respective successors and permitted assigns, and it shall be binding upon and enforceable by them.

8.1.4      No Third Party Beneficiaries: This Agreement is solely for the benefit of the parties hereto and their respective successors and permitted assigns. No third party shall have any rights, remedies, or claims under or by reason of this Agreement or any Loan Document.

8.2  Notices. All notices, requests, consents, and other communications required or permitted under this Agreement ("Notices") shall be in writing and shall be deemed to have been duly delivered as follows:

8.2.1      By Certified or Registered Mail: Three (3) Business Days after being deposited in the mail, postage prepaid, sent certified or registered mail to the receiving party's address as provided in this Agreement.

8.2.2      By Email or Fax:

a)     If sent during the recipient's normal business hours, upon successful transmission to the recipient's designated email address or fax number; or

b)    If sent after the recipient's normal business hours, on the next Business Day.

8.2.3      By Overnight Courier: On the next Business Day after being delivered to a reliable overnight courier service for delivery to the recipient's address as provided in this Agreement.

8.2.4      By Personal Delivery: Upon hand delivery to the recipient at the address provided in this Agreement.

8.2.5      Update of Contact Information. The address, email address, and fax number for delivering Notices to a party are set forth beneath such party's signature in this Agreement. Any party may update its contact information by providing written notice to the other parties in accordance with the provisions of this Section 8.2.

8.3  USA Patriot Act Notice. Energea hereby notifies Helios that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Patriot Act"), it may be required to obtain, verify and record information that identifies Helios, which information includes the name and address of Helios, and Helios shall promptly provide Energea with such information and other information that will allow Energea to identify Helios in accordance with the Patriot Act. Helios further agrees to promptly provide any updates to such information as may be required by Energea to maintain compliance with the Patriot Act or any other applicable law.

8.4  Entire Agreement; Amendments. This Agreement and the other Loan Documents constitute the entire agreement between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended or modified orally but may be amended or modified only in writing, signed by all parties hereto. No amendment, modification or waiver of any provision of this Agreement will in any event be effective unless it is in writing and signed by each party hereto, making specific reference to this Agreement and signed by each party hereto.

8.5  Waiver. No failure of any party to this Agreement to require, and no delay by any party to this Agreement in requiring, any other party to comply with any provision of this Agreement constitutes a waiver of the right to require such compliance. No failure of any party to this Agreement to exercise, and no delay by any party to this Agreement in exercising, any right or remedy under this Agreement constitutes a waiver of such right or remedy. No waiver by any party to this Agreement of any right or remedy under this Agreement is effective unless made in writing and signed by each party hereto. Any waiver by any party to this Agreement of any right or remedy under this Agreement is limited to the specific instance and does not constitute a waiver of such right or remedy in the future.

8.6  Indemnification. Helios agrees to indemnify and hold harmless Energea, its Affiliates and their respective officers, directors, managers, partners, members, stockholders from and against, any and all claims, damages, losses, liabilities and related expenses (including the reasonable fees, charges and expenses of any counsel of Energea), incurred by such Person or asserted against such Person by any Person arising out of, in connection with, or by reason of (a) the execution or delivery of this Agreement, any other Loan Document, the performance by Energea of its obligations hereunder or thereunder or the consummations of the transactions contemplate herewith or therewith; (b) the Advances, or the actual or proposed use of the proceeds therefrom; or (c) any actual or alleged Legal Claim or investigation relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party other than claims, damages, losses, liabilities and expenses arising out of the gross negligence or willful misconduct of Energea.

8.7  Attorneys' Fees. Should the Obligations (or any portion thereof) be collected at Law or in equity or in bankruptcy, receivership or other court proceedings, or any Loan Document be placed in the hands of attorneys for collection, Helios agrees to pay in addition to the Obligations, all costs of collection, including, without limitation, reasonable attorneys' fees and expenses, incurred by Energea in collecting the Obligations or enforcing this Agreement or any other Loan Document.

8.8  Governing Law. This entire Agreement and each Loan Documents (other than as expressly set forth in such other Loan Document) and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this agreement or any Loan Document (other than as expressly set forth in such other Loan Document) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the Republic of Colombia, without regard to any conflict-of-laws rules or principles that would direct or permit the application of another jurisdiction's law.

8.9  Arbitration/Consent to Jurisdiction. Any dispute arising under or in connection with this Agreement or under any other Loan Document (excluding the Equity Pledge Agreement, the Asset Pledge Agreement, the Trust Agreement, and the Secured Promissory Note and Letter of Instructions), or in any way connected with or related or incidental to the dealings of the parties hereto or any of them with respect to any Loan Document, or the transactions related thereto, in each case whether now existing or hereafter arising, shall be finally resolved under the Expedited Procedure Rules of the International Chamber of Commerce (the "ICC Rules") then in effect.

8.9.1      Proceeding Timeline:

a)     Any proceeding shall be initiated within thirty (30) days of the action, omission, or other cause giving rise to the dispute.

b)    The arbitration shall conclude within six (6) months from the date of initiation, unless otherwise agreed by the parties.

8.9.2      Arbitrator Selection:

a)     Under the ICC Expedited Procedure Rules, the default number of arbitrators shall be one (1).

b)    The arbitrator shall be fluent in English and possess significant legal experience related to this Agreement or similar contracts.

8.9.3      Location and Language:

a)     The arbitration shall take place virtually or in a mutually agreed physical location.

b)    The arbitration proceedings, written communications, and supporting materials shall be in English. Documents in other languages shall be accompanied by certified English translations.

8.9.4      Confidentiality and Enforcement:

a)     All proceedings, documents, and awards shall remain confidential.

b)    The arbitral award shall be binding and enforceable in any court of competent jurisdiction.

8.9.5      Jurisdiction for Enforcement: Energea may initiate legal proceedings in any jurisdiction to enforce an arbitral award or protect its rights under this Agreement.

Helios consents, irrevocably and unconditionally, for itself and in respect of its property, to the exclusive jurisdiction of such arbitration and agrees that it will not commence or support any such action or proceeding in another forum, or venue in which jurisdiction can be established. Notwithstanding the foregoing, nothing contained herein or in any other Loan Document will prevent Energea from bringing any action to enforce any award or judgment or exercise any right under any other Loan Document in any other forum in which jurisdiction can be established. Helios irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non-conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of any Loan Document or other document related thereto. Each party hereto irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document in the manner provided for in Section 8.2. Nothing in this Agreement or any other Loan Document will affect the right of each party to serve process in any other manner permitted by applicable law.

8.10                 Defenses. The obligations of Helios under the Loan Documents shall not be subject to reduction, limitation, impairment, termination, defense, set-off, counterclaim or recoupment for any reason (other than the defense of payment in full).

8.11                 Waiver of Presentment. Helios hereby waives presentment, demand for payment, notice of dishonor, notice of protest, protest and all other notices, protests or demands in connection with the execution, delivery, acceptance, performance, default or collection and enforcement of this Agreement or any other Loan Document.

8.12                 Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction. Where terms of any applicable Law resulting in such prohibition or unenforceability may be waived, they are waived by the parties hereto to the full extent permitted by applicable Law so that this Agreement may be deemed valid, binding and enforceable in accordance with its terms.

8.13                 Counterparts. This Agreement may be executed in several counterparts, each of which is an original, and all of which together shall constitute one and the same agreement. Each party hereto agrees that facsimile or electronic mail in portable format (PDF) signature of the parties will have the same effect as manually signed original signatures. For the avoidance of doubt a Person's execution and delivery of this Agreement by electronic signatures and electronic transmission including via DocuSign or other similar method, constitutes the execution and delivery of a counterpart of this Agreement by or on behalf of such Person and will bind the Person to the terms of this Agreement. The parties hereto agree that this Agreement and any additional information incidental hereto may be maintained as electronic records. Any Person executing and delivering this Agreement by electronic signature further agrees to take any and all reasonable additional actions, if any, evidencing its intent to be bound by the terms of this Agreement as Energea may reasonably request.

Exhibits and Schedules The following Exhibits and Schedules are an integral part of this Loan Agreement. They are incorporated herein by reference and shall have the same force and effect as if set forth in full in the body of this Agreement.

Exhibits:
Exhibit A: Assets Pledge Agreement
Exhibit B: Equity Pledge Agreement
Exhibit C: Secured Promissory Note and Letter of Instructions

Schedules:
Schedule 1 - Advance Request Form
Schedule 2 - Approved EPC Contractors
Schedule 3 - Existing Subsidiaries
Schedule 4 - Existing Corporate Debt
Schedule 5 - Real Property and Collateral Ownership
Schedule 6 - Contracts and Obligations
Schedule 7 - Tax Liabilities
Schedule 8 - Project Information
Schedule 9 - Related Party Transactions
Schedule 10 - Permits and Approvals
Schedule 11 - Bank Accounts

Note: All schedules listed above are included after the signature page of this Loan Agreement for ease of reference and integration into the executed document. Exhibits are not included directly in the Loan Agreement because they require separate execution by the relevant parties. This ensures compliance with execution protocols and facilitates the independent enforceability of each exhibit as standalone agreements under Colombian law.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed as of the date first written above.

Energea Portfolio 5 LATAM LLC A Delaware limited liability company

By: ______________________________________
Name: Mike Silvestrini
Title: Managing Partner
Date: 01/22/2025

Helios Energía S.A. E.S.P. A Colombian utility services provider company

By: ______________________________________
Name: Angelina Alvear
Title: Gerente - Representante Legal
Date: 01/22/2025

Schedule - 1 Advance Request Form
Advance Request Form
This Advance Request Form is submitted pursuant to the Loan and Security Agreement, dated as of January [--], 2025 (the "Agreement"), by and among Energea Portfolio 5 LATAM LLC ("Energea"), Helios Energía S.A. E.S.P. ("Helios"), and any related parties thereto. All capitalized terms used but not defined in this Advance Request Form shall have the meanings ascribed to them in the Agreement.
1. Advance Request Details:
  Date of Request: ___________________________
  Type of Advance:
  ☐ EPC Advance
  ☐ Working Capital Advance
  Requested Amount (USD): $_____________________
  Date Required: ___________________________

2. Supporting Documentation Checklist:
(Include all required attachments for the requested Advance type as per Section 2.1 of the Agreement.)
For First Working Capital Advance, attach:
  ☐ Evidence of all Corporate Debt, including payoff instructions and account details.
  ☐ A Financial Certificate.
  ☐ Certification of compliance with Anti-Corruption Laws and Anti-Money Laundering Laws.
For Subsequent Working Capital Advances, attach:
  ☐ Documentation confirming the intended use of funds.
  ☐ A Financial Certificate.
  ☐ Certification of compliance with Anti-Corruption Laws and Anti-Money Laundering Laws.
For First EPC Advance, attach:
  ☐ All Project documents, including EPC agreements, project budgets, supplier invoices, construction schedules, and payment schedules.
  ☐ Certification of compliance with Anti-Corruption Laws and Anti-Money Laundering Laws.
  ☐ A Financial Certificate.
For Subsequent EPC Advances, additionally attach:
•       ☐ Copies of the Cartas de Adherencia for the subscribers associated with the projects to be financed by the requested Advance.
•       ☐ Summary of project construction status, including details of completed projects and confirmation of SSPD registration for projects that have reached operational status.

3. Declaration by Helios:
By submitting this Advance Request Form, Helios certifies the following:
  The representations and warranties set forth in the Agreement remain true and correct as of the date of this request.
  No Event of Default, or event that with notice or lapse of time would constitute an Event of Default, has occurred and is continuing.
  The requested Advance will be used solely for the purposes authorized under the Agreement and in compliance with applicable laws.

4. Payment Instructions:
Please disburse the requested Advance to the following account:
  Account Name: Fideicomiso Helios Energea
  Bank Name: ___________________________
  Account Number: ___________________________
  SWIFT/BIC Code: ___________________________
  Purpose of Disbursement: ___________________________

Submitted by:
Helios Energía S.A. E.S.P.
By: ___________________________
Name: _________________________
Title: __________________________
Date: __________________________

Schedule 2 - Approved EPC Contractors
This Schedule identifies the engineering, procurement, and construction (EPC) contractors that have been pre-approved by Energea for executing the Projects financed under this Agreement. Only the contractors listed herein are authorized to perform work under the terms of the Agreement.

1. List of Approved EPC Contractors
Contractor Name	Address	Contact Information	Approval Date
[Contractor 1 Name]	[Address]	[Email/Phone]	[Approval Date]
[Contractor 2 Name]	[Address]	[Email/Phone]	[Approval Date]
[Contractor 3 Name]	[Address]	[Email/Phone]	[Approval Date]

2. Approval by Energea
All contractors included in this Schedule have been reviewed and pre-approved by Energea based on their:
  Experience: Demonstrated track record in renewable energy projects, especially in ZNI areas.
  Compliance: Adherence to Colombian laws and regulations, including environmental, safety, and labor standards.
  Capacity: Technical and financial ability to execute and complete Projects on schedule and within budget.
  References: Strong recommendations from prior clients or projects.
  Certification: Required industry certifications or licenses for operating in Colombia.

3. Changes to the Approved EPC Contractor List
Any changes to this Schedule, including additions or removals of contractors, must receive prior written approval from Energea. Contractors not listed herein may not be engaged for any Projects under this Agreement unless explicitly approved by Energea in writing.

Schedule 3 - Existing Subsidiaries
This Schedule identifies all subsidiaries of Helios Energía S.A. E.S.P. as referenced in Section 1.57 of the Loan Agreement.
Subsidiary Name	Ownership Percentage	Country of Incorporation	Tax Identification Number	Additional Details/Notes
	100%	Colombia	[Insert NIT]
	100%	Colombia	[Insert NIT]
	100%	Colombia	[Insert NIT]
	100%	Colombia	[Insert NIT]
	100%	Colombia	[Insert NIT]
Notes:
  The above subsidiaries represent the entities that collectively own shares in Helios Energía S.A. E.S.P. and are considered affiliates or subsidiaries based on the management and ownership criteria defined in Section 1.57 of the Loan Agreement.
  Tax Identification Numbers (NITs) and additional details for each subsidiary will need to be verified and updated to ensure accuracy.
  This list will be updated to include future subsidiaries as they are acquired or established, subject to notification and approval requirements.
Certification: This Schedule is prepared in accordance with the requirements of the Loan Agreement dated [Insert Date], and all information is accurate as of [Insert Date].
Authorized Signatures:
For Helios Energía S.A. E.S.P.:

Name: [Insert Name]
Title: [Insert Title]
Date: [Insert Date]

Schedule 4 - Existing Corporate Debt
This Schedule outlines all existing corporate debt obligations of Helios as of the Effective Date of the Loan Agreement. The following information is provided to ensure transparency and facilitate the allocation of the First Working Capital Advance for debt repayment, as required under the Loan Agreement.
1. Summary of Existing Corporate Debt
Debt Type	Creditor Name	Principal Amount (USD)	Interest Rate (%)	Maturity Date	Collateral Securing Debt	Repayment Terms
[Debt Type, e.g., Loan/Note]	[Creditor Name]	[Amount]	[Rate]	[Date]	[Collateral Description]	[Terms, e.g., monthly payments]
[Debt Type]	[Creditor Name]	[Amount]	[Rate]	[Date]	[Collateral Description]	[Terms]
[Debt Type]	[Creditor Name]	[Amount]	[Rate]	[Date]	[Collateral Description]	[Terms]
2. Allocation Instructions for First Working Capital Advance
Helios shall utilize the First Working Capital Advance to repay all corporate debt obligations listed above. The following information is required to complete the allocation:
  Payoff Instructions: Each creditor's bank account details, payment instructions, and any required reference information for processing payments.
  Lien Release Requirements: Written confirmation from each creditor detailing the process for releasing any associated liens upon full repayment.
  Supporting Documentation: Copies of loan agreements, promissory notes, and any related collateral agreements for each corporate debt obligation.
3. Certification of Debt Repayment
Within five (5) Business Days of utilizing the First Working Capital Advance to repay the listed debts, Helios shall provide:
  Confirmation of payment to each creditor, including proof of transfer.
  Written acknowledgment from each creditor confirming the satisfaction of the debt obligation and release of any associated liens.
  An updated statement of corporate debt reflecting zero outstanding balances for repaid obligations.
4. Representation of Accuracy
Helios represents and warrants that the information provided in this Schedule is true, correct, and complete as of the Effective Date. Any amendments or updates to the information in this Schedule must be provided to Energea in writing prior to the allocation of the First Working Capital Advance.
This Schedule is incorporated by reference into the Loan Agreement and shall be binding upon the Parties as part of the Loan Documents.

Signatures
The undersigned, being duly authorized representatives of the Parties, agree to the terms and contents of this Schedule:
For Helios:
By: _______________________________
Name: _____________________________
Title: ______________________________
Date: ______________________________

Schedule 5 - Real Property and Collateral Ownership
This Schedule outlines all real property and collateral owned, leased, subleased, or used by Helios as of the Effective Date of the Loan Agreement. The information provided herein ensures transparency and supports the establishment of the security interests required under the Loan Documents.
1. Summary of Real Property
Property Type	Address/Location	Ownership Type (Owned/Leased/Subleased)	Legal Description or Title Reference	Current Use	Encumbrances (if any)
[Property Type, e.g., Land]	[Address/Location]	[Ownership Type]	[Legal Description/Reference]	[Use]	[Encumbrances]
[Property Type]	[Address/Location]	[Ownership Type]	[Legal Description/Reference]	[Use]	[Encumbrances]
[Property Type]	[Address/Location]	[Ownership Type]	[Legal Description/Reference]	[Use]	[Encumbrances]
2. Summary of Collateral Ownership
Asset Type	Description	Location	Ownership Details (Owned/Leased)	Encumbrances (if any)
[Asset Type, e.g., Equipment]	[Description]	[Location]	[Ownership Details]	[Encumbrances]
[Asset Type]	[Description]	[Location]	[Ownership Details]	[Encumbrances]
[Asset Type]	[Description]	[Location]	[Ownership Details]	[Encumbrances]
3. Certification of Information
Helios represents and warrants that the information provided in this Schedule is accurate, complete, and up-to-date as of the Effective Date. Helios further agrees to notify Energea of any changes to the information in this Schedule within ten (10) Business Days of such changes.
4. Encumbrance Release Requirements
Helios shall ensure that all encumbrances listed in this Schedule are fully discharged or subordinated as required under the Loan Documents. Evidence of discharge or subordination shall be provided to Energea within the timeline specified in the Loan Agreement.
5. Supporting Documentation
Helios shall provide the following supporting documentation upon request by Energea:
  Title deeds, lease agreements, or sublease agreements for each property.
  Legal descriptions and title references for owned properties.
  Documentation detailing any encumbrances, including lienholder information and amounts.
  Proof of insurance for all real property and collateral, as required under the Loan Agreement.

This Schedule is incorporated by reference into the Loan Agreement and shall be binding upon the Parties as part of the Loan Documents.

Signature
The undersigned, being duly authorized representatives of the Parties, agree to the terms and contents of this Schedule:
For Helios:
By: _______________________________
Name: _____________________________
Title: ______________________________
Date: ______________________________

Schedule 6 - Contracts and Obligations
This Schedule lists all material contracts and obligations to which Helios is a party or is otherwise bound as of the Effective Date of the Loan Agreement. The information provided herein ensures transparency and facilitates compliance with the terms of the Loan Documents.
1. Summary of Material Contracts
Contract Type	Counterparty	Effective Date	Termination Date	Key Terms/Obligations	Encumbrances (if any)
[Contract Type, e.g., EPC]	[Counterparty Name]	[Date]	[Date]	[Key terms/obligations summary]	[Encumbrances]
[Contract Type, e.g., Lease]	[Counterparty Name]	[Date]	[Date]	[Key terms/obligations summary]	[Encumbrances]
[Contract Type]	[Counterparty Name]	[Date]	[Date]	[Key terms/obligations summary]	[Encumbrances]
2. Obligations Under Contracts
Helios represents and warrants that it is in material compliance with all contracts listed in this Schedule. Helios further certifies that:
  No material defaults or breaches exist under these contracts.
  Helios has not received any notices alleging default or breach under any of the listed contracts.
  No events have occurred that, with notice or lapse of time, could reasonably be expected to result in a material breach, termination, acceleration, or modification of any of these contracts.
3. Encumbrance Details
For any contracts encumbered by liens or other security interests, Helios shall provide the following details:
  Nature of the encumbrance.
  Name of the lienholder or secured party.
  Outstanding amounts or obligations associated with the encumbrance.
  Steps required to release or subordinate the encumbrance, as applicable.
4. Supporting Documentation
Helios shall provide the following supporting documentation upon request by Energea:
  Copies of all contracts listed in this Schedule, including all amendments and modifications.
  Notices, waivers, or correspondence related to defaults, breaches, or modifications of these contracts.
  Evidence of compliance with all material obligations under these contracts.
5. Notification of Changes
Helios shall notify Energea within ten (10) Business Days of any material changes to the contracts listed in this Schedule, including but not limited to:
  Terminations or expirations.
  Amendments or modifications.
  New material contracts entered into during the Term of the Loan Agreement.

This Schedule is incorporated by reference into the Loan Agreement and shall be binding upon the Parties as part of the Loan Documents.

Signatures
The undersigned, being duly authorized representatives of the Parties, agree to the terms and contents of this Schedule:
For Helios:
By: _______________________________
Name: _____________________________
Title: ______________________________
Date: ______________________________

Schedule 7 - Tax Liabilities
This Schedule outlines all material tax liabilities of Helios as of the Effective Date of the Loan Agreement. The information provided herein ensures transparency and compliance with the terms of the Loan Documents.
1. Summary of Tax Liabilities
Tax Type	Jurisdiction	Amount Outstanding (USD)	Due Date	Status (e.g., Paid/Contested/Overdue)	Supporting Documentation
[Tax Type, e.g., Income Tax]	[Jurisdiction Name]	[Amount]	[Due Date]	[Status]	[Document Description]
[Tax Type]	[Jurisdiction Name]	[Amount]	[Due Date]	[Status]	[Document Description]
[Tax Type]	[Jurisdiction Name]	[Amount]	[Due Date]	[Status]	[Document Description]
2. Contested Tax Liabilities
Helios represents that any contested tax liabilities listed in this Schedule are:
  Actively being disputed in good faith through appropriate legal or administrative proceedings.
  Supported by adequate reserves, calculated in accordance with IFRS.
  Accompanied by documentation evidencing the nature of the dispute and the expected resolution timeline.
Tax Type	Jurisdiction	Amount Contested (USD)	Basis for Contest	Expected Resolution Date
[Tax Type]	[Jurisdiction Name]	[Amount]	[Basis for Contest]	[Expected Date]
[Tax Type]	[Jurisdiction Name]	[Amount]	[Basis for Contest]	[Expected Date]
3. Certification of Tax Compliance
Helios certifies that:
  All required tax returns have been filed with the appropriate tax authorities in a timely manner.
  All taxes due and payable have been paid, except as listed in this Schedule.
  Helios will notify Energea within ten (10) Business Days of any material changes to its tax liabilities, including new assessments or resolutions of contested taxes.
4. Supporting Documentation
Helios shall provide the following supporting documentation upon request by Energea:
  Copies of tax returns filed for the previous fiscal year.
  Notices or assessments from tax authorities related to any liabilities listed in this Schedule.
  Proof of payment for all taxes reported as paid.
  Evidence of reserves set aside for contested tax liabilities.
5. Notification of Material Events
Helios shall notify Energea promptly (and in any event within five (5) Business Days) if:
  Any tax liability becomes overdue.
  A tax authority issues a significant assessment or initiates legal proceedings against Helios.
  Helios resolves any contested tax liability listed in this Schedule.

This Schedule is incorporated by reference into the Loan Agreement and shall be binding upon the Parties as part of the Loan Documents.

Signatures
The undersigned, being duly authorized representatives of the Parties, agree to the terms and contents of this Schedule:
For Helios:
By: _______________________________
Name: _____________________________
Title: ______________________________
Date: ______________________________

Schedule 8 - Project Information

This Schedule outlines the project-related information required under the Loan Agreement. Helios shall provide periodic reports to Energea containing the following metrics and details for all active, planned, and completed Projects, including subscriber-related data.

1. Subscriber and Deployment Metrics
1.1 Total number of existing subscribers under operation.
1.2 New subscribers added during the last reporting period.
1.3 Geographic distribution of subscribers, segmented by:
  Region (e.g., Atlántico, La Guajira).
  Municipality.

2. Energy System Metrics
2.1 Aggregate capacity installed (kW) across all subscriber systems.
2.2 Average daily energy consumption per subscriber (kWh).
2.3 Percentage of subscribers receiving uninterrupted service (% availability).

3. Revenue and Subsidy Details
3.1 Total revenue per subscriber, segmented into:
  Government subsidies received per reporting period.
  Direct subscriber payments collected per reporting period.
3.2 Cumulative government subsidies disbursed to date.
3.3 Average revenue per subscriber (ARPS).

4. Cost and Investment Summary
4.1 Total capital expenditures (CAPEX) by category:
  Equipment acquisition.
  Installation costs.
4.2 Total operational expenditures (OPEX) by category:
  Maintenance costs.
  Administrative costs.
4.3 Average cost per subscriber installation.

5. Operational Status
5.1 Active and operational systems (number and percentage).
5.2 Systems under construction (number and percentage).
5.3 Planned systems, segmented by:
  Number of subscribers.
  Estimated completion timelines.

6. Project-Level Financial Metrics
6.1 Development return (portfolio-level, aggregated).
6.2 Internal rate of return (IRR) for the portfolio at financial close.

7. Growth and Efficiency Metrics
7.1 Subscriber growth rate (quarterly/yearly).
7.2 Replacement rate for aging or faulty systems (% of systems replaced/upgraded during reporting period).
7.3 Average resolution time for service disruptions (e.g., days per reported issue).

8. Operations and Maintenance (O&M) Compliance
8.1 Percentage of systems inspected and maintained per schedule.
8.2 Percentage of reported issues resolved within SLA (service-level agreement) timelines.
8.3 Data from monitoring systems, including:
  Energy consumption.
  System downtime.

Reporting Frequency
Helios shall submit reports containing the above metrics to Energea on a quarterly basis, unless otherwise agreed in writing by both parties.

Format and Submission
All reports shall be submitted in a format agreed upon by Energea and Helios, which may include electronic spreadsheets, presentations, or other data visualization tools. Helios shall ensure the accuracy and timeliness of all submitted information.

Schedule 9 - Related Party Transactions
This Schedule lists all material transactions between Helios and any related parties as of the Effective Date of the Loan Agreement. The information provided ensures transparency and supports compliance with the terms of the Loan Documents.
1. Summary of Related Party Transactions
Transaction Type	Related Party Name	Description of Relationship	Transaction Value (USD)	Key Terms/Obligations	Status (e.g., Active/Terminated)
[Transaction Type, e.g., Loan/Lease]	[Related Party Name]	[Relationship Description]	[Value]	[Key terms/obligations summary]	[Status]
[Transaction Type]	[Related Party Name]	[Relationship Description]	[Value]	[Key terms/obligations summary]	[Status]
[Transaction Type]	[Related Party Name]	[Relationship Description]	[Value]	[Key terms/obligations summary]	[Status]
2. Certification of Compliance
Helios certifies that:
  All related party transactions listed in this Schedule have been conducted on an arm's-length basis or are otherwise consistent with applicable laws and regulations.
  There are no undisclosed material related party transactions as of the Effective Date.
  Helios shall notify Energea of any new related party transactions within ten (10) Business Days of entering into such transactions.
3. Supporting Documentation
Helios shall provide the following supporting documentation upon request by Energea:
  Copies of agreements, contracts, or other documentation related to the transactions listed in this Schedule.
  Evidence that the transactions were conducted on an arm's-length basis, including market comparisons if applicable.
  Correspondence or disclosures required by regulatory authorities, if any.
4. Notification of Changes
Helios shall promptly notify Energea (and in any event within five (5) Business Days) if:
  A related party transaction is terminated, materially modified, or otherwise impacted.
  Helios or a related party is found to be in breach of the terms of any related party transaction listed in this Schedule.

This Schedule is incorporated by reference into the Loan Agreement and shall be binding upon the Parties as part of the Loan Documents.

Signatures
The undersigned, being duly authorized representatives of the Parties, agree to the terms and contents of this Schedule:
For Helios:
By: _______________________________
Name: _____________________________
Title: ______________________________
Date: ______________________________

Schedule 10 - Permits and Approvals
This Schedule lists all permits, licenses, and approvals required or obtained by Helios to conduct its business and execute its obligations under the Loan Agreement. The information provided ensures transparency and supports compliance with applicable laws and regulations.
1. Summary of Permits and Approvals
Permit/Approval Type	Issuing Authority	Permit Number	Issue Date	Expiration Date	Status (e.g., Valid/Pending/Expired)	Related Projects/Operations
[Permit Type, e.g., Environmental License]	[Authority Name]	[Permit Number]	[Date]	[Date]	[Status]	[Project/Operation Name]
[Permit Type]	[Authority Name]	[Permit Number]	[Date]	[Date]	[Status]	[Project/Operation Name]
[Permit Type]	[Authority Name]	[Permit Number]	[Date]	[Date]	[Status]	[Project/Operation Name]
2. Critical Permits and Approvals
Helios represents that the following permits and approvals are critical to its operations and compliance with the Loan Agreement:
  [Critical Permit/Approval Name and Description]
  [Critical Permit/Approval Name and Description]
3. Pending Applications
Helios shall provide the following information for all pending permits and approvals:
Permit/Approval Type	Issuing Authority	Submission Date	Expected Approval Date	Status of Application
[Permit Type]	[Authority Name]	[Date]	[Expected Date]	[Status, e.g., Under Review]
[Permit Type]	[Authority Name]	[Date]	[Expected Date]	[Status]
4. Certification of Accuracy
Helios certifies that:
  All permits and approvals listed in this Schedule are accurate and up-to-date as of the Effective Date.
  Helios will notify Energea of any changes to the status of these permits or approvals, including expirations, renewals, or new applications, within ten (10) Business Days of such changes.
5. Supporting Documentation
Helios shall provide the following supporting documentation upon request by Energea:
  Copies of all permits and approvals listed in this Schedule.
  Evidence of compliance with the terms and conditions of each permit or approval.
  Correspondence with issuing authorities regarding pending applications.
6. Notification of Material Events
Helios shall promptly notify Energea (and in any event within five (5) Business Days) if:
  Any permit or approval listed in this Schedule is revoked, suspended, or materially modified.
  A pending permit or approval application is denied.
  New permits or approvals become necessary to maintain compliance with applicable laws or the Loan Agreement.

This Schedule is incorporated by reference into the Loan Agreement and shall be binding upon the Parties as part of the Loan Documents.

Signatures
The undersigned, being duly authorized representatives of the Parties, agree to the terms and contents of this Schedule:
For Helios:
By: _______________________________
Name: _____________________________
Title: ______________________________
Date: ______________________________

Schedule 11 - Bank Accounts
This Schedule lists all bank accounts maintained by Helios as of the Effective Date of the Loan Agreement. The information provided ensures transparency and facilitates compliance with the Loan Documents.

1. Summary of Bank Accounts
Approved Accounts include all bank accounts maintained by Helios and the Trust for operational, financial, and collateral-related transactions. These accounts are categorized as follows:
a) Helios Operational Accounts: Bank accounts maintained by Helios for its day-to-day operations, including domestic and Foreign Accounts used for cross-border transactions.
Account Type	Account Name/Description	Bank Name	Account Number	Currency	Purpose/Use
Operating Account	[Name/Description]	[Bank Name]	[Account Number]	[Currency]	Operational Expenses
Operating Account	[Name/Description]	[Bank Name]	[Account Number]	[Currency]	Operational Expenses
Foreign Account	[Name/Description]	[Bank Name]	[Account Number]	[Currency]	Cross-Border Transactions
b) Trust Accounts (To Be Added Upon Establishment): Once the Trust is established, its accounts for Collateral administration and other Trust-related financial activities will be included in this Schedule. Trust Accounts will be subject to Energea's prior written approval.
3. Certification of Information
Helios certifies that:
  All bank accounts listed in this Schedule are accurate, complete, and up-to-date as of the Effective Date.
  Helios shall notify Energea of any changes to its banking arrangements, including the opening or closing of accounts, within ten (10) Business Days of such changes.
  Any new accounts, including Foreign Accounts or Trust Accounts, must be pre-approved by Energea and incorporated into this Schedule through a written amendment.
4. Supporting Documentation
Helios shall provide the following supporting documentation upon request by Energea:
  Bank statements or account summaries for each account listed.
  Evidence of account balances as of the Effective Date.
  Confirmation of the purpose or use of each account.
  For Foreign Accounts, evidence of registration with Banco de la República and compliance with foreign exchange regulations.
5. Notification of Material Events
Helios shall promptly notify Energea (and in any event within five (5) Business Days) if:
  Any account listed in this Schedule is closed or becomes unavailable for use under the Loan Agreement.
  A new bank account is opened that will be used for transactions related to the Loan Agreement.
This Schedule is incorporated by reference into the Loan Agreement and shall be binding upon the Parties as part of the Loan Documents.
Signatures
The undersigned, being duly authorized representatives of the Parties, agree to the terms and contents of this Schedule:
For Helios:
By: _______________________________
Name: _____________________________
Title: ______________________________
Date: ______________________________